                                                                    EXHIBIT 10.2

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                             INFORMATION TECHNOLOGY
                               SERVICES AGREEMENT

                                    BETWEEN

                      UNITED STATES FIRE INSURANCE COMPANY

                                      AND

                             AMERICAN INTERNATIONAL
                          TECHNOLOGY ENTERPRISES, INC.

                                COMPANY PRIVATE

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                                    SUMMARY

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
1   ENGAGEMENT..............................................    1
2.   DEFINITIONS............................................    2
3.   TRANSFER OF RESOURCES..................................    8
4.   SERVICES...............................................    8
5.   ACCEPTANCE.............................................   11
6.   PROVISION OF RESOURCES BY CLIENT.......................   12
7.   CLIENT-RETAINED AUTHORITY..............................   12
8.   FINANCIAL TERMS........................................   12
9.   INITIATIVES............................................   14
10. RELATIONSHIP MANAGEMENT.................................   15
11. PROPRIETARY RIGHTS......................................   17
12. TERM....................................................   19
13. DISENTANGLEMENT.........................................   21
14. DEFAULT.................................................   23
15. INSURANCE...............................................   24
16. INVOICES AND REPORTS....................................   25
17. RECORDKEEPING AND AUDIT RIGHTS..........................   25
18. CONFIDENTIALITY.........................................   26
19. LEGAL COMPLIANCE........................................   27
20. REPRESENTATIONS, WARRANTIES, AND COVENANTS..............   27
21. INDEMNIFICATION.........................................   29
22. DISPUTE RESOLUTION......................................   30
23. USE OF AFFILIATES AND SUBCONTRACTORS....................   31
24. MISCELLANEOUS...........................................   31

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                                    DETAILED
                               TABLE OF CONTENTS

                                                             PAGE
                                                             ----
1.   ENGAGEMENT.............................................    1
2.   DEFINITIONS............................................    1
  2.1.   ACCEPTANCE.........................................    1
  2.2.   ACCEPTANCE CRITERIA................................    1
  2.3.   ACCEPTANCE TESTING PERIOD..........................    1
  2.4.   ACCEPTANCE TEST PROCEDURES.........................    1
  2.5.   AFFILIATE..........................................    1
  2.6.   AGREEMENT..........................................    1
  2.7.   ASSIGNED CONTRACTS.................................    2
  2.8.   CLIENT.............................................    2
  2.9.   CLIENT COMPETITOR..................................    2
  2.10.  CLIENT DATA........................................    2
  2.11.  CLIENT SOFTWARE....................................    2
  2.12.  CLIENT'S AUDITORS..................................    2
  2.13.  CLIENT'S CONTRACT MANAGER..........................    2
  2.14.  CONFIDENTIAL INFORMATION...........................    2
  2.15.  CONTRACTOR ACCOUNT MANAGER.........................    3
  2.16.  CONTRACTOR COMPETITOR..............................    3
  2.17.  CONTRACTOR PERSONNEL...............................    3
  2.18.  CRITICAL MILESTONES................................    3
  2.19.  DEFAULT............................................    3
  2.20.  DISPUTE REPORT.....................................    4
  2.21.  END-USER...........................................    4
  2.22.  EXCEPTION REPORT...................................    4
  2.23.  FEES...............................................    4
  2.24.  FORCE MAJEURE EVENT................................    4
  2.25.  INDEMNITEES........................................    5
  2.26.  INITIATIVE.........................................    5
  2.27.  INTEREST...........................................    5
  2.28.  IT.................................................    5
  2.29.  KEY PERSONNEL......................................    5
  2.30.  LICENSES...........................................    5
  2.31.  LOCATION...........................................    5
  2.32.  MACHINES...........................................    5
  2.33.  MANAGEMENT COMMITTEE...............................    6
  2.34.  PERFORMANCE CREDIT.................................    6
  2.35.  PERSON.............................................    6
  2.36.  PROCEDURES MANUAL..................................    6
  2.37.  REQUIRED CONSENTS..................................    6
  2.38.  RESIDUALS..........................................    6
  2.39.  ROOT-CAUSE ANALYSIS................................    6
  2.40.  SERVICE COMMENCEMENT DATE..........................    6
  2.41.  SERVICE LEVEL......................................    6
  2.42.  SERVICE REQUEST....................................    6
  2.43.  SERVICES...........................................    7
  2.44.  SUBCONTRACTOR......................................    7
  2.45.  SUBSIDIARY.........................................    7
  2.46.  TERM...............................................    7

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
                                                             PAGE
                                                             ----
  2.47.  TRANSITION PLAN....................................    7
  2.48.  UNDERLYING WORKS...................................    7
  2.49.  WORK PRODUCT.......................................    7
  2.50.  Y2K COMPLIANT......................................    7
3.   TRANSFER OF RESOURCES..................................    8
  3.1.  LICENSES............................................    8
  3.2.  REQUIRED CONSENTS...................................    8
  3.3.  DEDICATED RESOURCES.................................    8
4.   SERVICES...............................................    8
  4.1.  DEFINITION; AGREEMENT TO PERFORM SERVICES...........    8
  4.2.  CUTOVER.............................................    9
  4.3.  TRANSITION..........................................    9
     4.3.1.  Transition Plan................................    9
     4.3.2.  Critical Milestones............................    9
  4.4.  UPGRADES AND ENHANCEMENTS...........................    9
     4.4.1.  Technological Advancements.....................    9
  4.5.  STATEMENT OF WORK...................................    9
  4.6.  Y2K SERVICES........................................    9
  4.7.  VIRUSES; DISABLEMENT................................    9
     4.7.1.  Disablement....................................    9
     4.7.2.  Viruses........................................   10
  4.8.  PROCEDURES MANUAL...................................   10
  4.9.  OTHER SERVICES......................................   10
     4.9.1.  Service Compatibility..........................   10
  4.10.  SERVICE LEVELS.....................................   10
     4.10.1.  Commitment to Service Levels..................   10
     4.10.2.  Root-Cause Analysis and Resolution............   10
     4.10.3.  Improvement in Performance....................   11
  4.11.  NON-EXCLUSIVITY....................................   11
5.   ACCEPTANCE.............................................   11
  5.1.  ACCEPTANCE PROCESS..................................   11
  5.2.  ACCEPTANCE TESTING..................................   11
  5.3.  CURE................................................   11
6.   PROVISION OF RESOURCES BY CLIENT.......................   12
  6.1.  OFFICE SPACE AND FURNISHINGS........................   12
  6.2.  CLIENT SOFTWARE.....................................   12
7.   CLIENT-RETAINED AUTHORITY..............................   12
8.   FINANCIAL TERMS........................................   12
  8.1.  FEES................................................   13
  8.2.  PRICING AUDIT.......................................   13
  8.3.  TAXES...............................................   13
  8.4.  INITIATIVES.........................................   13
  8.5.  PERFORMANCE CREDITS.................................   13
  8.6.  LATE PAYMENTS.......................................   14
  8.7.  SET-OFF.............................................   14
  8.8.  DISPUTED AMOUNTS....................................   14
9.   INITIATIVES............................................   14
  9.1.  INITIATIVE BIDDING REQUIREMENTS AND PROCESS.........   14
  9.2.  COOPERATION AND COORDINATION........................   14

                                                             PAGE
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
10. RELATIONSHIP MANAGEMENT.................................   15
  10.1.  PARTIES' PERSONNEL.................................   15
     10.1.1.  Key Personnel.................................   15
     10.1.2.  Contractor's Account Manager..................   15
     10.1.3.  Client's Contract Manager.....................   15
     10.1.4.  Minimum Proficiency Levels....................   15
     10.1.5.  Training......................................   16
     10.1.6.  Security and Background Checks................   16
     10.1.7.  Replacement of Personnel......................   16
     10.1.8.  Security......................................   16
     10.1.9.  Computer Information Access...................   16
  10.2.  MANAGEMENT COMMITTEE...............................   17
11. PROPRIETARY RIGHTS......................................   17
  11.1.  OWNERSHIP OF WORK PRODUCT..........................   17
     11.1.1.  General.......................................   17
     11.1.2.  Contractor License to Use.....................   17
     11.1.3.  Intellectual Property Protection..............   17
     11.1.4.  Ownership of Residuals........................   18
     11.1.5.  Derivative Works..............................   18
     11.1.6.  Third-Party Underlying Works..................   18
  11.2.  RIGHTS AND LICENSES................................   18
  11.3.  CLIENT DATA........................................   19
  11.4.  INFRINGEMENT.......................................   19
  11.5.  COOPERATION........................................   19
12. TERM....................................................   19
  12.1.  INITIAL TERM; RENEWALS.............................   19
  12.2.  EARLY TERMINATION..................................   20
     12.2.1.  For Convenience...............................   20
     12.2.2.  Change in Control of Contractor...............   20
  12.3.  TERMINATION FOR DEFAULT............................   20
  12.4.  TERMINATION FOR FORCE MAJEURE EVENT................   21
  12.5.  EXTENSION OF TERMINATION DATE......................   21
  12.6.  EFFECT OF ENDING OF TERM...........................   21
13. DISENTANGLEMENT.........................................   21
  13.1.  DISENTANGLEMENT PROCESS............................   21
  13.2.  GENERAL OBLIGATIONS................................   21
  13.3.  SPECIFIC OBLIGATIONS...............................   22
     13.3.1.  Full Cooperation and Information..............   22
     13.3.2.  Transfer of Leases, Licenses, and Contracts...   22
     13.3.3.  License to Proprietary Technology.............   22
     13.3.4.  Delivery of Documentation.....................   22
     13.3.5.  No Interruptions or Adverse Impacts...........   22
  13.4.  PREPARATION FOR DISENTANGLEMENT....................   22
     13.4.1.  Up-to-Date Documentation......................   22
     13.4.2.  Maintenance of Assets.........................   23
14. DEFAULT.................................................   23
  14.1.  REMEDIES...........................................   23
     14.1.1.  Partys Remedies...............................   23
     14.1.2.  Limitation of Liability and Disclaimers.......   23

                                                             PAGE
                                                             ----
  14.2.  FORCE MAJEURE EVENTS...............................   24
  14.3.  BREACH.............................................   24
15. INSURANCE...............................................   24
  15.1.  GENERAL REQUIREMENTS...............................   24
  15.2.  COVERAGES..........................................   24
16. INVOICES AND REPORTS....................................   25
  16.1.  INVOICES...........................................   25
     16.1.1.  General.......................................   25
     16.1.2.  Initiatives...................................   25
  16.2.  REPORTS............................................   25
17. RECORDKEEPING AND AUDIT RIGHTS..........................   25
  17.1.  RECORDKEEPING......................................   25
  17.2.  OPERATIONAL AUDIT RIGHTS...........................   25
18. CONFIDENTIALITY.........................................   26
  18.1.  PROTECTION OF CONFIDENTIAL INFORMATION.............   26
  18.2.  REQUIRED DISCLOSURE................................   26
  18.3.  NOTIFICATION.......................................   27
  18.4.  INJUNCTIVE RELIEF..................................   27
  18.5.  RETURN OF CONFIDENTIAL INFORMATION.................   27
  18.6.  CONFIDENTIALITY OBLIGATIONS........................   27
19. LEGAL COMPLIANCE........................................   27
20. REPRESENTATIONS, WARRANTIES, AND COVENANTS..............   27
  20.1.  CONTRACTOR'S REPRESENTATIONS, WARRANTIES, AND
     COVENANTS..............................................   27
     20.1.1.  Performance of the Services...................   27
     20.1.2.  Proprietary Rights Infringement...............   28
     20.1.3.  Authorizations and Approvals..................   28
     20.1.4.  Information Furnished to Client...............   28
  20.2.  CLIENT'S REPRESENTATIONS, WARRANTIES, AND
     COVENANTS..............................................   28
     20.2.1.  Legal and Corporate Authority.................   28
     20.2.2.  Disclaimer....................................   28
  20.3.  WARRANTY DISCLAIMER................................   28
21. INDEMNIFICATION.........................................   29
  21.1.  TECHNOLOGY.........................................   29
     21.1.1.  Indemnity by Contractor.......................   29
     21.1.2.  Indemnity by Client...........................   29
  21.2.  THIRD-PARTY MATTERS................................   29
  21.3.  CONTRACTOR EMPLOYEES...............................   30
  21.4.  INJURY OR PROPERTY DAMAGE..........................   30
  21.5.  PROCEDURES.........................................   30
22. DISPUTE RESOLUTION......................................   30
  22.1.  DISPUTE............................................   30
  22.2.  NO TERMINATION OR SUSPENSION OF SERVICES...........   31
  22.3.  NO LIMITATION ON REMEDIES..........................   31
23. USE OF AFFILIATES AND SUBCONTRACTORS....................   31
24. MISCELLANEOUS...........................................   31
  24.1.  ENTIRE AGREEMENT...................................   31
  24.2.  CAPTIONS; SECTION NUMBERS..........................   31
  24.3.  ASSIGNMENT.........................................   32
  24.4.  BENEFIT OF AGREEMENT...............................   32

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
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
  24.5.  NOTICES TO A PARTY.................................   32
  24.6.  AMENDMENTS; WAIVERS................................   33
  24.7.  RELATIONSHIP BETWEEN AND LEGAL STATUS OF PARTIES...   33
  24.8.  SEVERABILITY.......................................   33
  24.9.  COUNTERPARTS.......................................   33
  24.10.  GOVERNING LAW; VENUE..............................   33
  24.11.  NO THIRD-PARTY BENEFICIARIES......................   34
  24.12.  EXPENSES..........................................   34
  24.13.  SURVIVAL..........................................   34
  24.14.  ORDER OF PRECEDENCE...............................   34
  24.15.  INCLUSIVE REFERENCE...............................   34
  24.16.  FURTHER ASSURANCES................................   34
  24.17.  NEITHER PARTY CONSIDERED DRAFTER..................   34

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                         LIST OF EXHIBITS AND SCHEDULES

Exhibit 16.1.1..............................................  Form of Invoice
Schedule 2.7................................................  Assigned Contracts
Schedule 2.11...............................................  Client Software
Schedule 2.15...............................................  Contractor Account Manager
Schedule 2.18...............................................  Critical Milestones
Schedule 2.29...............................................  Key Personnel
Schedule 2.30...............................................  Licenses
Schedule 4.3................................................  Transition Plan
Schedule 4.5................................................  Statement of Work
Schedule 4.5A...............................................  Disaster Recovery Plans
Schedule 4.8................................................  Procedures Manual
Schedule 4.10...............................................  Service Levels
Schedule 8.1................................................  Fees
Schedule 8.1A...............................................  Exit Fees
Schedule 8.5................................................  Performance Credits
Schedule 10.2...............................................  Management Committee
Schedule 16.2...............................................  Reports
Schedule 23.................................................  Subcontractors


                                      vii
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                   INFORMATION TECHNOLOGY SERVICES AGREEMENT

     This Information Technology Services Agreement, dated as of October 12, 2000 (the "Effective Date"), is a contract between United States Fire Insurance Company, a New York corporation ("Client") having its principal place of business at 305 Madison Avenue, Morristown, New Jersey 07960, and American International Technology Enterprises, Inc., a Delaware corporation ("Contractor"), with its principal place of business at Two Peachtree Hill Road, Livingston, New Jersey 07039, under which Contractor shall provide Client with certain information technology ("IT") services on the terms and conditions set forth below.

     For and in consideration of the mutual promises and covenants contained herein, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby contract and agree as follows:

1.   ENGAGEMENT

     Client hereby engages Contractor to perform all of the services described in this Agreement, and Contractor hereby accepts such engagement. Both parties promise to perform according to this Agreement. Contractor shall be the prime contractor and, subject to the terms and conditions hereof, hereby assumes full and total responsibility for identifying and managing all Contractor software, hardware, documentation, services, and other resources that it will need in order for it to be able to provide the Services.

2.   DEFINITIONS

     The following words and phrases, when used in this Agreement, shall have the indicated meanings. Terms capitalized within a particular definition have been defined elsewhere within this Agreement.

  2.1.  ACCEPTANCE

     "Acceptance" shall have the meaning set forth in Section 5.2.

  2.2.  ACCEPTANCE CRITERIA

     "Acceptance Criteria" shall have the meaning set forth in Section 5.2.

  2.3.  ACCEPTANCE TESTING PERIOD

     "Acceptance Testing Period" shall have the meaning set forth in Section
5.2.

  2.4.  ACCEPTANCE TEST PROCEDURES

     "Acceptance Test Procedures" shall have the meaning set forth in Section
5.2.

  2.5.  AFFILIATE

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, whether through ownership of voting securities or otherwise. For this purpose, and without limiting the foregoing, any Person that owns more than twenty percent (20%) of the outstanding voting securities of any other Person shall be deemed to control such other Person.

  2.6.  AGREEMENT

     "Agreement" shall mean this Information Technology Services Agreement between Client and Contractor, including all attachments, Exhibits, and Schedules hereto, as amended from time to time.

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

  2.7.  ASSIGNED CONTRACTS

     "Assigned Contracts" shall mean those written maintenance agreements, service agreements, and subcontractor agreements under which Client receives third-party IT services related to the Services, including those that are identified on Schedule 2.7.

  2.8.  CLIENT

     "Client" shall have the meaning ascribed to it in the introduction to this Agreement.

  2.9.  CLIENT COMPETITOR

     "Client Competitor" shall mean any Person engaged in performing activities or functions or services for its customers as a substantial and not incidental part of its business that are competitive with those performed by Client for its customers on greater than an incidental basis.

  2.10.  CLIENT DATA

     "Client Data" shall mean, in or on any medium or form of any kind: (i) all data or summaries or indices of data related to Client (regardless of whether or not owned by Client, generated or compiled by Client, or provided by its customers), including data that is in Client's databases or otherwise in Client's possession on the Service Commencement Date or at any time from such date through the last day of the Term; and (ii) all other Client records, data, files, input materials, reports, forms, and other such items that may be received, computed, developed, used, or stored by Contractor, or by any Subcontractors, for Client in the performance of Contractor's duties under this Agreement, but excluding in any event any internal data and information of Contractor and its Subcontractors and any correspondence between the parties.

  2.11.  CLIENT SOFTWARE

     "Client Software" shall mean any software created by, or otherwise acquired by, Client before or after the Service Commencement Date, and all supporting documentation, media, and related materials, including any and all modifications, enhancements, updates, replacements, and other derivative works thereof, including the software set forth in Schedule 2.11.

  2.12. CLIENT'S AUDITORS

     "Client's Auditors" shall mean such auditors as shall be designated by Client from time to time in its sole discretion who have executed nondisclosure agreements reasonably satisfactory to Contractor, and are not Contractor Competitors.

  2.13.  CLIENT'S CONTRACT MANAGER

     "Client's Contract Manager" shall mean the individual who is so designated by Client and any subsequent holder of that position designated by Client.

  2.14.  CONFIDENTIAL INFORMATION

     "Confidential Information" shall mean:

     (a) as to either party, all technical information, materials, data, reports, programs, documentation, diagrams, ideas, concepts, techniques, processes, inventions, knowledge, know-how, and trade secrets, whether in tangible or intangible form, whether disclosed or conveyed by visits to a party's facilities, whether or not marked or otherwise identified as confidential, and whether in written form or readable by machine, or disclosed orally, developed or acquired by such party, except for Work Product;

     (b) as to either party, all information and data relating to such party's practices, customers, products, business, management information services, costs, or margins that is not generally known by others in the same line of business;

     (c) as to either party, this Agreement and any information that such party identifies to the other as confidential by a stamp or other similar notice;

     (d) as to either party, all other information relating to such party that a reasonably prudent person would expect not to be made available to third parties without restriction or payment; and

     (e)   as to Client, all Work Product.

     Confidential Information shall not include specific information to the extent that a party can demonstrate was: (i) at the time of disclosure to such party, available to the public as evidenced by generally available documents or publications through no fault of such party; (ii) after disclosure to such party, published or otherwise a part of the public domain through no fault of such party; (iii) in the possession of such party at the time of disclosure to it, if such party was not then under an obligation of confidentiality with respect thereto; (iv) received after disclosure to such party from a third party who is not known by such party, acting in good faith, to be under an obligation of confidentiality regarding such Confidential Information; or (v) independently developed by such party without reference to Confidential Information of the other party. For purposes of this provision, information is in the public domain if it is generally known (through no fault of the receiving party) to third parties who are not subject to nondisclosure restrictions similar to those in this Agreement.

  2.15.  CONTRACTOR ACCOUNT MANAGER

     "Contractor Account Manager" shall mean the individual who is so designated in Schedule 2.15 hereto and any subsequent holder of that position designated and approved (if necessary) under the terms and conditions of Section 10.1.

  2.16.  CONTRACTOR COMPETITOR

     "Contractor Competitor" shall mean any Person engaged in performing activities or functions or services for its customers as a substantial and not incidental part of its business that are competitive with those performed by Contractor for its customers on greater than an incidental basis.

  2.17.  CONTRACTOR PERSONNEL

     "Contractor Personnel" shall mean all employees of Contractor, and all employees of Subcontractors of Contractor, who are providing the Services at any time during the Term. Contractor Personnel include the Key Personnel. Contractor shall make available the number of Contractor Personnel necessary to properly perform Contractor's obligations under this Agreement at performance levels at least equal to the Service Levels. At any time and from time to time during the Term (but no more than four (4) times during any calendar year during the Term), upon the request of Client, Contractor shall provide Client with a list of Contractor Personnel, which list shall include the positions occupied by each such person.

  2.18.  CRITICAL MILESTONES

     "Critical Milestones" shall mean those actions and projects identified as such in Schedule 2.18.

  2.19.  DEFAULT

     "Default" shall mean the occurrence of any of the following:

     (a) Contractor's failure to provide the Services in accordance with the Service Levels, if Contractor fails to use reasonable commercial efforts to correct such failure or if, notwithstanding Contractor's reasonable commercial efforts, Contractor fails to meet the same Critical Service Level (as defined in Schedule 4.10) during more than three (3) of any five (5) consecutive measuring periods for such Service Level;

     (b) failures by Contractor to provide the Services in accordance with the Service Levels that result in the assessment of cumulative Performance Credits within any calendar month during the period from the Service Commencement Date through the end of the Term in excess of fifteen percent (15%) of the immediately preceding month's total Fees payable by Client, or the assessment of nine (9) or more Performance Credits within any period of ninety (90) consecutive days;

     (c) a commission by either party of a breach of any obligation to the other party under Section 11 hereof or Section 18 hereof, provided that such breach, if curable, is not cured within ten (10) days after such breach;

     (d) the existence of any material representation or material warranty made in this Agreement by either party that the party knew or should have known was materially false when made; provided, however, that if such misrepresentation is curable and such cure will fully and completely effect a resolution reasonably acceptable to the other party, there shall not be a Default if the misrepresentation is cured within ten (10) days after the party has been notified thereof;

     (e) insolvency of a party; general failure of a party to pay its debts in the normal course; entrance of a party into receivership or any arrangement or composition with creditors generally; filing of a voluntary petition or an involuntary petition that is not dismissed within sixty (60) days for bankruptcy or reorganization or dissolution or winding-up of a party; a general assignment for the benefit of creditors of a party; or a seizure or a sale of a material part of a party's property by or for the benefit of any creditor or governmental agency;

     (f)   an assignment or attempted assignment in violation of Section 24.3;

     (g) a failure by either party to observe and perform any other material obligation imposed upon it under this Agreement and, in cases where the breach does not involve a violation of law relating to or affecting the provision of Services: (i) the failure by the party to cure such material default within thirty (30) days after the party has received notice thereof; or (ii) if the failure is not one that could be corrected with use of reasonable commercial efforts within thirty (30) days, the failure by the party to adopt a plan to cure such material default within thirty (30) days and to cure within sixty (60) days, unless otherwise extended by written agreement; or

     (h) notwithstanding Sections 2.19 (d) and (g), a failure that relates to the nonpayment of non disputed invoices when Client has no less than three (3) outstanding monthly invoices for Contractor's Services that are not being properly withheld by the Client in accordance with the terms hereof.

  2.20.  DISPUTE REPORT

     "Dispute Report" shall mean a written report executed by both parties describing a solution to any dispute under this Agreement.

  2.21.  END-USER

     "End-User" shall mean any employee of Client and any other Person who is authorized by Client in its reasonable discretion to require access to any of the Services and who is identified by Client in writing to Contractor as having End-User status.

  2.22.  EXCEPTION REPORT

     "Exception Report" shall have the meaning set forth in Section 5.3.

  2.23.  FEES

     "Fees" shall mean the fees payable by Client to Contractor hereunder in consideration of Contractor's provision of the Services.

  2.24.  FORCE MAJEURE EVENT

     "Force Majeure Event" shall mean a cause beyond the reasonable control of a non-performing party, including but not limited to acts of God, act of governmental body or military authority, fire, explosion, power

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failure, flood, epidemic, riot or civil disturbance, war, sabotage, accidents, insurrections, blockades, embargoes, storms, earthquakes, elements of nature, terrorism, or similar event; provided, however, that "Force Majeure Event" expressly excludes the following: any event that Contractor could reasonably have prevented by testing, work-around, or other exercise of diligence; any strike, walkout, or other labor shortage that could have been prevented by a reasonable amount of automation of functions necessary to provide the Services; and any failure of any systems, or facilities, that could have been prevented by a reasonable amount of testing or by adequate hardware, back-up, disaster recovery or redundancies systems.

  2.25.  INDEMNITEES

     "Indemnitees" shall mean, with respect to a party entitled to indemnification hereunder, such party and its Affiliates, officers, directors, employees, agents, successors, and assigns.

  2.26.  INITIATIVE

     "Initiative" shall mean any IT project that is outside the scope of the Services and that the parties agree, pursuant to a written agreement pursuant to
Section 9.1, is to be performed by Contractor for Client.

  2.27.  INTEREST

     "Interest" means interest accruing at the daily equivalent of an annual rate equal to one hundred (100) basis points plus the "Prime Rate" published on the first business day of each month in the "Money Rates" or similar column of The Wall Street Journal, or at the maximum rate allowed by law, if less, as such rate may change from time to time, with any change in said Prime Rate becoming effective for purposes herein as soon as it is published.

  2.28.  IT

     "IT" shall have the meaning given to it in the introduction to this Agreement.

  2.29.  KEY PERSONNEL

     "Key Personnel" shall mean those personnel of Contractor (and/or the holders of those positions with Contractor) who hold mid-level management or operational positions or above, as identified in attached Schedule 2.29.

  2.30.  LICENSES

     "Licenses" shall mean those written contractual arrangements under which Client receives from third parties the right to use software related to the Services, including those licenses that are listed in Schedule 2.30.

  2.31.  LOCATION

     "Location" shall mean any present location at which Client conducts business, including business offices and facilities and any other location where Client, at any time during the Term, specifies to Contractor that it wishes to receive Services.

  2.32.  MACHINES

     "Machines" shall mean computers and related equipment, including central processing units and other processors, controllers, modems, communications or telecommunications equipment, cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, transmission and retrieval of information and data.

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

  2.33.  MANAGEMENT COMMITTEE

     "Management Committee" shall mean the joint body established under Section 10.2.

  2.34.  PERFORMANCE CREDIT

     "Performance Credit" shall mean a credit to which Client is entitled pursuant to Section 8.5 as a result of Contractor's performing Services at levels that do not meet or exceed the applicable Service Levels for such Services or as a result of Contractor's failure to meet a Critical Milestone.

  2.35.  PERSON

     "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, general partnership, limited partnership, trust, association, governmental organization or agency, or other legal person or legally constituted entity of any kind.

  2.36.  PROCEDURES MANUAL

     "Procedures Manual" shall mean the written manual to be developed by Contractor pursuant to the terms of Section 4.8, which shall describe the operating processes and procedures relating to the performance of the Services.

  2.37.  REQUIRED CONSENTS

     "Required Consents" shall mean all third-party consents or approvals required in connection with: (i) the sale or assignment to Contractor of the Assigned Contracts; (ii) the right of Contractor to use the software that is licensed to Client under the Licenses; and (iii) the re-sale or re-assignment to Client of the Assigned Contracts in connection with Disentanglement.

  2.38.  RESIDUALS

     "Residuals" shall mean Contractor's general knowledge, skills, and experience, and any ideas, concepts, know-how, and techniques that are within the scope of Contractor's business practice and are used by it in the course of providing the Services; provided, however, that Residuals shall not include any Work Product and shall not include any of Client's Confidential Information.

  2.39.  ROOT-CAUSE ANALYSIS

     "Root-Cause Analysis" shall have the meaning given to it in Section 4.10.2.

  2.40.  SERVICE COMMENCEMENT DATE

     "Service Commencement Date" shall mean the first business day after the completion of the migration, such date to be confirmed in writing after such migration.

  2.41.  SERVICE LEVEL

     "Service Level" shall mean the minimum acceptable service level for a task or service to be performed by Contractor hereunder, as described in Schedule 4.10.

  2.42.  SERVICE REQUEST

     "Service Request" shall mean a request for the performance of work that is not being performed at a particular time but that is within the scope of the Services.

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  2.43.  SERVICES

     "Services" shall have the meaning given to it in Section 4.1.

  2.44.  SUBCONTRACTOR

     "Subcontractor" shall mean any Person (including any Contractor Affiliate) other than Contractor that provides Services to Client pursuant to an agreement such Person has with Contractor.

  2.45.  SUBSIDIARY

     "Subsidiary" shall mean, with respect to a corporation, any Person in which the corporation owns or controls at least a majority of the outstanding voting securities or interests.

  2.46.  TERM

     "Term" shall mean the period during which Contractor shall be obligated to provide the Services, as specified in Section 12.1.

  2.47.  TRANSITION PLAN

     "Transition Plan" shall mean the plan described in Section 4.3, a copy of which is attached hereto as Schedule 4.3.

  2.48.  UNDERLYING WORKS

     "Underlying Works" shall mean all tangible and intangible information and developments that: (i) had already been conceived, invented, created, or acquired by Contractor or third parties prior to the Effective Date and were not conceived or created for Client's use or benefit in connection with this Agreement; or (ii) were conceived, invented, created, or acquired, by Contractor or third parties after the Effective Date, but only to the extent such information and developments do not constitute Work Product hereunder. An Underlying Work includes all intermediate and/or partial versions thereof, including all source code and object code with respect thereto, and all designs, specifications, inventions, discoveries, improvements, materials, program materials, software, flow charts, notes, outlines, lists, compilations, manuscripts, writings, pictorial materials, schematics, other creations, and the like, whether or not patented or patentable or otherwise protectable by law. "Contractor Underlying Works" are those conceived, invented, created, or acquired by Contractor, rather than by a third party.

  2.49.  WORK PRODUCT

     "Work Product" shall mean all information and developments and all intermediate and/or partial versions thereof, including all source code and object code with respect thereto, and all designs, specifications, inventions, discoveries, improvements, ideas, know-how, techniques, materials, program materials, software, flow charts, notes, outlines, lists, compilations, manuscripts, writings, pictorial materials, schematics, other creations, and the like, whether or not patented or patentable, subject to copyright, or otherwise protectable by law, created, invented or conceived: (i) for Client's use or benefit in connection with this Agreement, by Client, by Contractor, or by any other Person engaged by Client or Contractor; or (ii) by any Person who was a Client employee before the Service Commencement Date and became an employee of Contractor thereafter, in any case where, although creation or reduction-to-practice is completed while the Person is an employee of Contractor, any portion of same was created, invented, or conceived by such Person while an employee of Client. Notwithstanding the foregoing, Work Product shall not include any "Contractor Derivatives," as defined in Section 11.1.5.

  2.50.  Y2K COMPLIANT

     2.50.1.1 "Y2K Compliant" shall mean that at all times, before, during, and after the year 2000, the relevant assets, resources, or systems shall, without modification or human intervention, receive, enter, recognize, store, process, exchange with other programs and networks and systems that exchange data with them (provided, however, that if such other programs, networks, or systems are not owned by Client or utilized by Contractor in providing the Services, they must be capable of accurately exchanging necessary data with programs owned by Client or utilized by Contractor in providing the Services), and output, data containing dates in which the year is identified without committing or sustaining any error, loss of functionality, or delay or interruption based on the number of digits in which a year is expressed, the century in which the year occurs, or the fact that the year is a leap year.

3.   TRANSFER OF RESOURCES

  3.1.  LICENSES

     Subject to Contractor's obtaining the applicable Required Consents, Client hereby grants to Contractor and its Subcontractors the right to use, during the Term, the software that is the subject of the Licenses.

  3.2.  REQUIRED CONSENTS

     With Client's cooperation, Contractor shall obtain, at Client's cost and expense, all Required Consents. Client's cooperation shall include, at Client's cost and expense, Client's performance of all obligations under the Licenses and the Assigned Contracts to be performed by it prior to the Service Commencement Date. In the event that any Required Consent is not obtained by Contractor despite the use of reasonable commercial efforts, then, unless and until such Required Consent is obtained, the parties shall cooperate with each other in achieving a reasonable alternative arrangement under which Contractor may perform the Services without causing a breach or violation of any agreement under which a Required Consent is to be obtained. Such reasonable alternative arrangements may include: (i) Contractor obtaining, at Client's cost and expense, such consent to Contractor's usage of the assets and rights under the Licenses and Assigned Contracts as the relevant third party will agree to provide; or (ii) Contractor procuring, at Client's cost and expense, a suitable replacement for the Licenses and Assigned Contracts, for which it is unable to obtain the Required Consent. Notwithstanding the foregoing: (A) Contractor's obligations under this Section 3.2 shall not be construed to require Contractor to pay down any debts owing by Client in order to remove a lien or a security interest in a License or an Assigned Contract or in an asset subject to a License or an Assigned Contract; and (B) Client shall be required to obtain, at its cost and expense, all Required Consents with respect to any Licenses that are entered into by Client subsequent to the Service Commencement Date (but shall not be required to pay any extra amounts that are due with respect to Contractor's right to use under any such License to the extent Contractor holds a master license with the licensor of the software that is the subject of such License and such master license imposes extra amounts for a Required Consent beyond what Client would otherwise pay).

  3.3.  DEDICATED RESOURCES.

     Except as otherwise set forth in this Agreement, or as consented to in writing by Client, the Client Software, Machines and any other assets provided by Client in connection with the providing or receiving of the Services, shall be accessed and used by Contractor exclusively for the provision of Services to Client (until the same have been refreshed, replaced, or are no longer needed to provide the Services) and not for Contractor's internal use or use for the benefit of other customers.

4.   SERVICES

  4.1.  DEFINITION; AGREEMENT TO PERFORM SERVICES

     As used herein, "Services" shall mean all of the tasks and services described in this Section 4. Contractor promises and agrees to perform all of the Services, for the benefit of Client, in accordance with the terms of this Agreement and the Schedules hereto. The Services to be provided to Client hereunder have been proposed on the basis of information supplied by Client to Contractor. Contractor undertakes to provide only those Services agreed to herein. Contractor shall not be obligated to provide other Services or resources without additional charges to Client.

  4.2.  CUTOVER

     On the Service Commencement Date, Contractor, with the cooperation of Client, shall accomplish the orderly transition from the manner in which Client currently receives IT services, to the provision of the Services to Client by Contractor. Such transition shall be accomplished by Contractor in accordance with the Transition Plan and in such a manner as to have no material adverse effect upon Client or upon the quality or continuity of the services being provided to it.

  4.3.  TRANSITION

     4.3.1. Transition Plan

     Attached as Schedule 4.3 hereto is a Transition Plan that sets forth a number of actions and projects to be completed by Contractor and Client for the benefit of Client, and the dates by which such actions and projects shall be completed. Contractor shall complete all such actions and projects by such dates.

     4.3.2.  Critical Milestones

     The Parties recognize and agree that time is of the essence for a successful transition and they have designated certain actions and projects in the Transition Plan as the Critical Milestones. If Client reasonably determines that Contractor is likely to fail to meet a Critical Milestone, or if Contractor fails to meet any Critical Milestone by the date corresponding thereto in the Transition Plan, except if the failure is substantially caused by the actions or inactions of Client or Andersen Consulting, then in addition to any other rights and remedies that may be available to Client as provided in this Agreement, at no additional cost to Client and at Client's option, Contractor shall provide to Client all additional Contractor Personnel as may be required or necessary to achieve such Critical Milestone in accordance with the applicable date set forth in the Transition Plan. The Parties agree that failure to achieve Critical Milestones based on the dates contained in Schedule 2.18, hereof will not be considered a Default by Contractor pursuant to this Agreement.

  4.4.  UPGRADES AND ENHANCEMENTS

     4.4.1.  Technological Advancements

     The parties acknowledge that the Services will evolve and be supplemented, modified, enhanced, and/or replaced in the normal course of business during the Term to keep pace with and utilize technological advancements and improvements in the method of delivering IT services.

  4.5.  STATEMENT OF WORK

     On the Service Commencement Date, and at all times thereafter during the Term, except as otherwise expressly stated herein, and subject to the qualifications, limitations, and exclusions expressed elsewhere in this Agreement, Contractor shall perform all of the tasks and provide Client with all of the services described in or contemplated by the Statement of Work attached as Schedule 4.5 hereto (the "Statement of Work"), including the disaster recovery plans identified in Schedule 4.5A.

  4.6.  Y2K SERVICES

     Client shall be responsible for making its applications Y2K Compliant. Contractor shall be responsible for ensuring that the Services provided to Client under this Agreement are Y2K Compliant.

  4.7.  VIRUSES; DISABLEMENT

     4.7.1.  Disablement

     Contractor shall not install any Disabling Device in resources utilized by Contractor, Client, or any Subcontractor, in connection with the provision or receipt of the Services. A "Disabling Device" is any virus, timer, clock, counter, time lock, time bomb, or other limiting design, instruction, or routine that would erase data or programming or cause any resource to become inoperable or otherwise incapable of being used in the full
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

manner for which such resource was intended to be used. Contractor shall assist Client in reducing the effects of any Disabling Device discovered in any resource related to the provision or receipt of the Services.

     4.7.2.  Viruses

     Contractor shall use industry best practices to identify, screen, and prevent any Disabling Device in resources utilized by Contractor or Client in connection with the Services.

  4.8.  PROCEDURES MANUAL

     Within ninety (90) days after the Service Commencement Date, Contractor shall develop to the reasonable satisfaction of Client, and deliver to Client, a Procedures Manual that shall address each of the items described in Schedule 4.8 hereto. Prior to each anniversary of the Service Commencement Date, Contractor shall revise the Procedures Manual as appropriate to reflect any changes to Client's IT environment or requirements and submit it to Client for review, comment, and approval.

  4.9.  OTHER SERVICES

     Although the parties have attempted in Sections 4.2 through 4.8 to delineate the specific services to be provided by Contractor, the parties acknowledge that some items may not have been specifically identified in such Sections. Accordingly, if additional services are required, Contractor and Client will mutually agree to the terms and conditions of such additional services.

     4.9.1  Service Compatibility

     Contractor shall be responsible for ensuring that all Services, equipment, networks, software, and other resources (collectively, the "Provided Resources") utilized by Contractor or approved by Contractor for utilization by Client in connection with the Services, shall be successfully integrated and interfaced. At all times during the Term, Contractor shall cooperate with other service providers of Client to coordinate its provision of the Services with the services and systems of such other service providers.

  4.10.  SERVICE LEVELS

     4.10.1.  Commitment to Service Levels

     Except as otherwise specified in this Agreement, Contractor shall perform all Services at levels at least in accordance with the Service Levels set forth in Schedule 4.10 hereto. Contractor shall measure and report its performance against the Service Levels at each Location during each month, by the tenth
(10th) business day of the following month. Contractor's report shall be delivered in the form described in Schedule 16.2.

     4.10.2.  Root-Cause Analysis and Resolution

     Upon Contractor's discovery of, or, if earlier, Contractor's receipt of a notice from Client in respect of, (i) Contractor's failure to meet a Critical Milestone or Critical Service Level or (ii) Contractor's failure to provide any of the Services in accordance with this Agreement, Contractor shall promptly (and in any event within five (5) days) perform a root-cause analysis (a "Root-Cause Analysis") to identify the cause of such failure. Contractor shall promptly and, in any event, within five (5) days after completion of the Root-Cause Analysis: (A) correct such failure (regardless of whether caused by Contractor); and (B) provide Client with reasonable evidence that such failure will not recur. The correction of any such failure shall be performed entirely at Contractor's expense unless it has been determined, by mutual agreement of the parties or through dispute resolution, that Contractor was not a material contributing cause of the failure and Contractor could not have worked around the material contributing cause of the failure without expending a material amount of additional time and/or resources, in which event Contractor shall be entitled to Service Level compliance relief.

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

     4.10.3.  Improvement in Performance

     The parties shall review and discuss possible adjustments to the Service Levels from time to time, but not less frequently than at the end of each anniversary of the Service Commencement Date. The Service Levels may be adjusted at the end of each year of the Term for the benefit of Client in accordance with
Schedule 4.10. Contractor shall continuously evaluate ways to improve its performance and shall promptly make these improvements available to Client.

  4.11.  NON-EXCLUSIVITY

     Nothing in this Agreement shall prevent: (a) Client from obtaining any type of Services, or any other services, from itself or any other provider during the Term; or (b) Contractor from providing any type of Services to third parties during the Term.

5.   ACCEPTANCE

     Unless otherwise agreed in writing by Client, Client's Contract Manager, or his designee, on behalf of Client, shall have the right to review any deliverable or component of the Services to be provided by Contractor to Client under this Agreement or pursuant to any Initiatives hereunder upon formal notification by Contractor to Client that such deliverable or component is ready for review, and shall have the right to either accept or reject such component or deliverable pursuant to the methodology, which will be mutually agreed between the parties. Payment for any such deliverable or component shall be made as agreed after Acceptance in accordance with Schedule 8.1 and Section 8 hereof.

  5.1.  ACCEPTANCE PROCESS

     The methodology by which the process described in this Section 5 shall be implemented through the delivery of control documents, the preparation of deliverable acceptance documents, the tracking of accepted deliverables, the maintenance of all deliverables and deliverable acceptance documents, and the development of other documents and processes, is attached hereto as Schedule 4.8.

  5.2.  ACCEPTANCE TESTING

     Upon Contractor's notification to Client that Contractor has completed any component or deliverable identified in this Agreement or in any Initiative or that is developed by Contractor under this Agreement or any Initiative, Client shall begin testing the component or deliverable using the test procedures and standards set forth in Schedule 4.8 or such other standards as are mutually agreed upon in writing ("Acceptance Test Procedures"), to determine whether such component or deliverable meets, in all material respects, the specifications or acceptance criteria set forth in such applicable Schedule or such other criteria as are mutually agreed upon in writing (the "Acceptance Criteria"). After Client has completed such testing or upon expiration of the agreed-upon testing period specified in Schedule 4.8 or such other agreed upon testing period (the "Acceptance Testing Period"), Client shall notify Contractor in writing either that: (i) the component or deliverable meets the Acceptance Criteria and that acceptance of such component or deliverable has occurred ("Acceptance"); or (ii) the Acceptance Criteria have not been met. If Client fails to so notify Contractor within thirty (30) days following the expiration of the applicable Acceptance Testing Period, Client shall be deemed to have Accepted the component or deliverable in accordance with the terms of this Section 5.2. Notwithstanding anything to the contrary contained herein, in no event shall an Acceptance be deemed a waiver of any right or remedy available to Client at law or in equity as a result of any defect in a component or deliverable not discovered by Client during the Acceptance Testing Period.

  5.3.  CURE

     If Client determines that a component or deliverable does not conform in all material respects with the applicable Acceptance Criteria and so notifies Contractor within thirty (30) days following the expiration of the applicable Acceptance Testing Period, Client shall promptly thereafter deliver to Contractor an exception report describing the nonconformity (the "Exception Report"). Contractor shall promptly investigate the alleged
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

nonconformity and shall correct such nonconformity in all material respects within thirty (30) days of receipt of the Exception Report or, if the nonconformity is incapable of cure within such thirty (30) day period, Contractor shall present Client, within such thirty (30) day period, a mutually agreeable plan to cure such nonconformity within a reasonable amount of time. Upon Contractor's notice to Client that Contractor has so cured such nonconformity, Client shall re-test the defective component or deliverable in accordance with the applicable Acceptance Test Procedures and Acceptance Criteria for an additional testing period of up to thirty (30) days or such other mutually agreed upon period, at the end of which period the process described above in Section 5.2 shall be repeated.

6.   PROVISION OF RESOURCES BY CLIENT

  6.1.  OFFICE SPACE AND FURNISHINGS

     Client shall provide at no charge to Contractor, throughout the Term, office space, network access, utilities (i.e., HVAC, electrical power and water, and ordinary, daily janitorial services), parking, furniture, furnishings, and storage space (collectively, "Furnishings") available to Contractor's on-site personnel performing Services. Client shall maintain such space in areas and at a level similar to that which it maintains generally for its own employees of similar grade level from time to time. Furnishings installed or operated on Client premises are for the exclusive use of the Contractor Personnel and are to be used exclusively for performance of the Services. Client shall also provide such reasonably unencumbered access to such Client facilities as is reasonably required for Contractor to provide the Services. Any other furnishings, as well as hardware/software equipment shall be provided by Contractor, at its sole expense.

  6.2.  CLIENT SOFTWARE

     Client hereby grants, and Contractor hereby accepts, a limited, non-exclusive, non-transferable, royalty-free right to use, and to permit its Subcontractors (as permitted or approved pursuant to this Agreement) to use, during the Term, the Client Software in source code and object code form, solely to provide the Services to Client under the terms and conditions of this Agreement.

7.   CLIENT-RETAINED AUTHORITY

     Client shall have the exclusive right and authority to set Client's IT applications and related processes; to determine, alter, and define any or all of Client's business processes; and to assess Contractor's quality and performance. With respect to the Services, Client shall have the right to approve or reject any and all proposed decisions with respect to major infrastructure design, technical platform, architecture, project management, and standards, that apply to Client's applications or related processes or that could reasonably be expected to materially increase the Fees payable by Client or to materially increase the costs incurred by Client in operating its business, and shall have the right and authority to cause Contractor at any time to change any or all of the foregoing. Client shall also have the exclusive right and authority: (i) to order move, add, and change activity with respect to resources used in connection with Contractor's provision, and Client's receipt, of the Services; and (ii) to designate Client's requirements for applications development or enhancement activities and for Initiatives. Moreover, Contractor shall be required to obtain the prior, written authorization of Client before undertaking any activity that is within the exclusive authority of Client to order, request, or designate, pursuant to the terms hereof. However, this
Section 7 does not grant Client any rights to direct or dictate the operations of the Contractor's business operations or its data center.

8.   FINANCIAL TERMS

     As the sole and entire financial consideration for all of the Services to be performed by Contractor and for all of the other tasks, services, and obligations of Contractor under this Agreement, Client shall pay to Contractor the amounts set forth in this Agreement, including those set forth in this
Section 8.

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  8.1.  FEES

     Client shall pay the specified Fees during the Term in accordance with the terms and conditions of this Agreement and as set forth in Schedule 8.1.

  8.2.  PRICING AUDIT

     Contractor shall, at Client's request, allow Client's Auditors to fully audit Contractor's records to the extent necessary to verify any amounts payable by Client hereunder, but no more than twice per year during the term of this Agreement. Contractor shall provide Client's Auditors with reasonable access to such information relating to this Agreement and Contractor's business as may be necessary to confirm the accuracy of Contractor's invoices, documents, other information supporting such invoices, and pricing adjustment computations for any given year. All such audits shall be conducted during business hours, with reasonable advance notice, in compliance with Contractor's security requirements. Such audits shall include access to proprietary or Confidential Information of Contractor only to the extent necessary to comply with the provisions of this Section 8.2. If any of the foregoing audits reveals that Contractor has overcharged Client during the period to which the audit relates, then Contractor shall promptly refund such overcharges to Client. If any such audit reveals that Contractor has undercharged Client during the period to which the audit relates, then Client shall promptly pay such undercharges to Contractor.

  8.3.  TAXES

     Contractor shall pay, out of the fees payable by Client to Contractor under this Agreement, any and all taxes that may be due during the Term and that were imposed as of the Effective Date by any domestic or foreign taxing authority in respect of the provision of the Services hereunder, including any sales, use, excise, value-added, services, consumption, or other tax (collectively, "Sales Taxes"), except, however, that Client shall not be responsible for, and such fees shall not include, any personal property taxes on property Contractor owns or leases, for franchise and privilege taxes on Contractor's business, gross receipts taxes to which Contractor is subject, and for income taxes based on Contractor's net income. In the event that a Sales Tax becomes effective after the Effective Date and is assessed on the provision of Services by Contractor that are within scope as of the Effective Date or on Contractor's charges to Client under this Agreement related thereto, however levied or assessed, Client shall be responsible for and pay any such Sales Tax. The Parties shall cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Contractor's invoices shall separately state the amounts of any taxes Contractor is properly collecting from Client pursuant to the terms hereof.

  8.4.  INITIATIVES

     For Initiatives, Client shall pay Contractor such amounts as may be determined through the provisions of Section 9 hereof.

  8.5.  PERFORMANCE CREDITS

     Schedule 8.5 sets forth the Performance Credits that shall be granted to Client if and when Contractor's actual performance of Services fails to meet the Critical Service Levels. In addition, Schedule 8.5 sets forth the Performance Credits that shall be granted to Client if and when Contractor fails to provide or complete any service, task, or deliverable by the dates specified for the Critical Milestones, and the potential earn-backs of such credits if performance occurs within a specified time thereafter. It is understood that Performance Credits are intended to reflect, to some extent, the diminished value of the Services in such events, but are not intended to constitute penalties or liquidated damages. In no event shall Performance Credits be Client's sole and exclusive remedy with respect to any failure of Contractor to comply with the Critical Service Levels or Critical Milestones.

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  8.6.  LATE PAYMENTS

     Except for payments reasonably disputed in good faith, which shall be governed by the provisions of Section 8.8, payments received by Contractor after the respective due dates shall be subject to Interest.

  8.7.  SET-OFF

     Client may set-off against any and all amounts otherwise to be paid to Contractor pursuant to any of the provisions of this Agreement: (i) any and all amounts owed by Contractor to Client under the provisions of Section 21; and
(ii) other amounts claimed in good faith to be owed to Client by Contractor in respect of this Agreement. Within fifteen (15) days of any set-off by Client, Client shall provide to Contractor a detailed written accounting of such set-off and a written statement of the reasons therefor.

  8.8.  DISPUTED AMOUNTS

     (a) Client may withhold payment of Contractor charges otherwise due under this Agreement to the extent it disputes such charges in good faith, and provided that Client, within fifteen (15) days from the time it knew that the basis for a dispute exists, shall have informed Contractor of such basis. In such case, Client shall provide to Contractor a reasonably detailed written explanation of the basis for the dispute, and shall continue to make payments of undisputed charges as otherwise provided in this Agreement. If any disputed amounts are later determined to have been improperly withheld (i.e., properly charged by Contractor), then Client shall be obligated to pay the withheld amount plus Interest thereon from the original due date until paid in full. If any paid amounts are later disputed by Client and determined to have been improperly paid (i.e., improperly charged by Contractor), then Contractor shall be obligated to pay the improperly paid amount plus Interest thereon from the original date paid until Client is reimbursed in full. The failure of Client to withhold payment shall not waive any other rights Client may have with respect to disputed amounts or overpayments.

     (b) The failure of Client to pay a disputed invoice or the disputed part of an invoice, to the extent permitted under clause (a) of this
           Section 8.8, shall not constitute a breach or Default by Client, provided that Contractor shall have been given notice of the subject of the dispute and that the procedures of Section 22 hereof have been initiated.

9.   INITIATIVES

  9.1.  INITIATIVE BIDDING REQUIREMENTS AND PROCESS

     Client may at any time, and from time to time, propose an Initiative to Contractor and request that Contractor submit a bid to perform it. Contractor shall submit bids for the performance of each Initiative proposed by Client, within ten (10) business days after the submission of the Proposal by Client, unless the scope of the Initiative is such that ten (10) business days would be insufficient, in which case within a reasonable time thereafter. Contractor's bid for each Initiative shall be based upon the best rates Contractor is offering to other major customers (other than Contractor's Affiliates) for services of a similar nature and scope. Each such bid shall be in writing and shall be responsive to the bid document. In the event Client accepts Contractor's bid or the parties otherwise reach agreement on the terms and conditions of any Initiative, the obligations of Contractor with respect to the Initiative shall be deemed "Services" under this Agreement and the Initiative shall be governed by all the terms and conditions of this Agreement, to the extent that such terms are not inconsistent with those agreed to by the parties with respect to such Initiative.

  9.2.  COOPERATION AND COORDINATION

     With respect to each Initiative as to which Contractor is not selected to be the sole or principal provider, Contractor shall at all times cooperate and coordinate with the selected provider in every respect to facilitate the successful accomplishment of the Initiative or work; provided that such third-party provider complies in all material respects with Contractor's reasonable technical and confidentiality requirements and to the extent that the personnel otherwise assigned to perform the delivery of Services under this Agreement can reasonably do so

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without materially and adversely affecting the Service Levels or other aspects of the Services delivered; and Client shall pay for all resources utilized in this effort at the rates set forth in Schedule 8.1. Such cooperation shall include, but not be limited to: (i) providing information concerning any or all of the systems, data, computing environment, and technology direction used in providing the Services; (ii) cooperating with such third party in the implementation and integration of the Initiative in Client's environment; (iii) providing access to and use of Contractor resources, as mutually agreed upon and at the rates set forth in Schedule 8.1 (Fees); and (iv) performing tasks assigned to Contractor in connection with the Initiative. Contractor acknowledges that Client has the right to solicit or accept bids on any Initiative from any other provider and may award any Initiative to any such bidder for any reason; provided that Contractor's performance under this Agreement shall be excused to the extent that such other source adversely affects Contractor's ability to provide the Services and/or to meet the Service Levels, on the condition that Contractor notifies Client as soon as it becomes aware Contractor's ability is being so adversely affected.

10. RELATIONSHIP MANAGEMENT

  10.1.  PARTIES' PERSONNEL

     10.1.1.  Key Personnel

     Without Client's prior written consent, which consent shall not be unreasonably withheld, Contractor shall not reassign any individual designated as Key Personnel during the thirty-six (36) month period beginning on the date stated in the Transition Plan in which respect Contractor has fully and successfully transitioned all of Client's data center operations to Contractor's data center Contractor shall obtain Client's prior written consent thirty (30) days, or such shorter time as agreed by the parties, in advance of any assignment of any Key Personnel individual resulting in the alteration or reduction of time expended by such individual in performance of Contractor's duties under this Agreement. If any one of the Key Personnel is reassigned, becomes incapacitated, or ceases to be employed by Contractor and therefore becomes unable to perform the functions or responsibilities assigned to him or her, Contractor shall promptly replace such person with another person who is at least as well qualified as the person who initially performed that person's functions.

     10.1.2.  Contractor's Account Manager

     Contractor represents that Contractor's Account Manager shall be an experienced manager who shall be knowledgeable as to Client's activities and shall direct the efforts in fulfilling Contractor's obligations under this Agreement. In addition, Contractor's Account Manager shall have overall responsibility for directing all of Contractor's activities hereunder, and shall be vested with all necessary authority to fulfill that responsibility. Contractor shall not, without Client's prior written consent, which consent shall not be unreasonably withheld: (a) designate any such Account Manager; or
(b) replace the initial Contractor's Account Manager during the thirty-six (36) month period beginning on the Date stated in the Transition Plan in which respect Contractor has fully and successfully transitioned all of Client's data center operations to Contractor's data center.

     10.1.3.  Client's Contract Manager

     Client's Contract Manager shall act as the primary liaison between Client and Contractor's Account Manager and shall have overall responsibility for directing all of Client's activities hereunder and shall be vested with all necessary authority to fulfill that responsibility.

     10.1.4.  Minimum Proficiency Levels

     The Contractor Personnel, including the Key Personnel, and all Subcontractors, shall have or promptly obtain experience, training, and expertise at least equal to the highest commercial standards applicable to such personnel for their responsibilities in the business in which Contractor is engaged and shall have or promptly obtain sufficient knowledge of the relevant aspects of the Services and shall have or promptly obtain sufficient knowledge of Client's practices and areas of expertise to enable them to properly perform the duties and responsibilities assigned to them in connection with this Agreement. In addition, the Services shall conform to reasonable commercial standards applicable to such Services in the business in which Client is engaged.
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     10.1.5.  Training

     Throughout the Term, Contractor shall provide, and cause its Subcontractors to provide, all such training to the Contractor Personnel (including employees of its Subcontractors) as may be necessary for them to perform all of Contractor's duties under this Agreement.

     10.1.6.  Security and Background Checks

     Either prior to assigning, or as promptly as possible thereafter (and, in any event, within thirty (30) days thereafter), an individual to work on a full-time permanent basis at a Client facility under this Agreement (a "Resident Contractor Person") Contractor shall, subject to any prohibitions or limitations imposed by applicable law, commence and complete a prescreening/qualification verification of such individual, including performance reference checks. In addition, and as part of such verification, Contractor shall perform a security background check that shall include investigation of any and all state and federal misdemeanor and felony convictions or pending criminal charges for such individual for the seven (7) years prior to the start of such assignment. Contractor shall not assign any Resident Contractor Person based upon a finding that such individual has a state or federal misdemeanor, felony conviction, or pending criminal charge for the seven (7) years prior to the start of such assignment for Client.

     10.1.7.  Replacement of Personnel

     Notwithstanding Sections 10.1.1 and 10.1.2, if Client believes that the performance or conduct of any person employed or retained by Contractor to perform Contractor's obligations under this Agreement, including Contractor's Account Manager, is unsatisfactory for any reason or is not in compliance with the provisions of this Agreement, Client shall so notify Contractor and Contractor shall either promptly address the performance or conduct of such person, or, at Client's request, immediately replace such person with another person acceptable to Client with sufficient knowledge and expertise to perform the Services in accordance with this Agreement. Contractor shall not charge Client for the costs associated with educating any individuals replacing any Contractor Personnel. Provided the replaced individual remains in the employ of Contractor, such individual shall continue to be available by telephone to answer any Services-related questions, at no cost to Client.

     Client's Policies

     Contractor covenants that it, its employees, agents, and Subcontractors shall comply with the Client's policies, which shall be provided to Contractor and, prospectively after notice, such additional policies as may be provided by Client to Contractor in writing from time to time.

     10.1.8.  Security

     Contractor shall establish and maintain safeguards against the unintended disclosure, destruction, loss or alteration of Client's data and data files in the possession of Contractor. Contractor warrants that the equipment and cabling it has provided and will provide at its facilities are and shall remain in good operating condition. Contractor further covenants to comply with all government laws, ordinances, regulations and orders applicable to the installation, use, possession or operation of any equipment or service supplied by Client hereunder.

     10.1.9.  Computer Information and Access

     Prior to performing any services pursuant to this Agreement, Contractor's personnel who will access Client computer data and software, including the Client Data, shall execute Client's standard forms concerning access protection and data/software security. Contractor covenants that at all times during the Term, it, its employees, agents, and Subcontractors, shall, as communicated by Client to Contractor: (i) comply with all applicable Client policies and procedures regarding data access and security and those policies and procedures prohibiting or restricting remote access to Client's systems and data; (ii) comply with applicable Client network connectivity procedures; and (iii) use all resources that, under Section 3.3, are not required to be dedicated exclusively to the use or benefit of Client, in a manner that complies with such applicable Client policies and procedures. Contractor shall issue to the Contractor Personnel access mechanisms including access IDs, passwords, and
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

access cards that are to be used only by such personnel to whom they are issued. Contractor shall provide to such personnel only such level of access as is required to perform the tasks and functions for which such personnel are responsible. The Client Data shall be used by Contractor Personnel only in connection with Contractor's obligations hereunder, and shall not be commercially exploited by Contractor. Failure of Contractor to comply with these rules may result in Client restricting offending personnel from access to Client computer systems. Contractor shall maintain and ensure the confidentiality and security of the Client Data in accordance with the terms of this Agreement and in no event shall any Contractor action or inaction result in any situations that are less secure than either the security Client maintained as of the Service Commencement Date or the security Contractor then maintains for its own similar systems and data.

  10.2.  MANAGEMENT COMMITTEE

     The parties shall establish a Management Committee (and such subcommittees as the Management Committee deems appropriate) and shall address matters of governance and administration of their relationships under this Agreement.

11. PROPRIETARY RIGHTS

  11.1.  OWNERSHIP OF WORK PRODUCT

     11.1.1.  General

     Subject to the provisions of Sections 11.1.5 and 11.1.6, and subject to applicable laws of foreign jurisdictions regarding moral rights (if any), Client shall be the sole and exclusive owner of all of the Work Product, and of all copyright, patent, trademark, trade secret, and other proprietary rights therein. Ownership of Work Product shall inure to the benefit of Client from the date of its conception, creation, or fixation in a tangible medium of expression (whichever occurs first). Each copyrightable aspect of the Work Product shall be considered a "work made for hire" within the meaning of the Copyright Act of 1976, as amended. Contractor hereby assigns and agrees to assign to Client exclusively all right, title, and interest in and to the Work Product, and all copies thereof, and the copyright, patent, trademark, trade secret, and all other proprietary rights therein that Contractor may have or obtain, without further consideration, free from any claim, or rights of retention thereto on the part of Contractor. Contractor shall obtain substantially similar written undertakings from its Subcontractors and employees who will create any Work Product, to the extent necessary to ensure Client's ownership of the Work Product as provided herein. Contractor also acknowledges that the parties do not intend Contractor to be a joint author of the Work Product within the meaning of the Copyright Act of 1976, as amended, and that in no event shall Contractor be deemed the joint author of any Work Product. Client shall have reasonable access, upon reasonable prior notice to Contractor, to Contractor's materials and premises to the extent containing, and to computer files containing, Work Product.

     11.1.2.  Contractor License to Use

     Client hereby grants Contractor and its Subcontractors a non-transferable, non-exclusive personal license to use any Work Product solely for the provision of Services to Client.

     11.1.3.  Intellectual Property Protection

     Contractor shall promptly and fully disclose and deliver all Work Product to Client, in writing and (with respect to computer software) in both source code and object code form and with all available user manuals and other documentation, as requested by Client. Contractor shall execute and deliver any and all patent, copyright, or other applications, assignments, and other documents that Client reasonably requests for protecting the Work Product, whether in the United States or any other country. Client shall have the full and sole power to prosecute such applications and to take all other action concerning the Work Product, and Contractor shall cooperate fully and in a lawful manner, at the expense of Client, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Work Product.

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

     11.1.4.  Ownership of Residuals

     Notwithstanding anything to the contrary provided in this Agreement, including Section 11.1.1, Contractor shall retain all right, title, and interest in all Residuals, and Contractor hereby grants to Client a perpetual, fully-paid, non-exclusive, royalty-free, worldwide license to use any such Residuals that are embedded in the Work Product, with a right to sublicense third-party service providers the right to use such Residuals that are embedded in the Work Product solely to provide services to Client. Client shall be responsible for ensuring that such third-party service providers comply with such sublicenses, including restrictions on use and the confidentiality provisions contained in this Agreement.

     11.1.5.  Derivative Works

     Notwithstanding anything to the contrary provided in this Agreement, including Section 11.1.1, Contractor shall be the sole and exclusive owner of all Contractor Underlying Works, and all derivatives thereof that do not contain functions or features that were designed primarily or specifically for Client's use or benefit and do not pertain primarily to Client's business, products, or systems ("Contractor Derivatives"). Contractor hereby grants to Client a perpetual, non-exclusive, royalty-free, fully-paid, worldwide license to use, copy, modify, exploit, and sublicense, each Contractor Underlying Work and Contractor Derivative in connection with the conduct of Client's business, with a right to sublicense third-party service providers to use such Residuals that are embedded in the Work Product solely to provide services to Client. Client shall be responsible for ensuring that such third-party service providers comply with such sublicenses, including restrictions on use and the confidentiality provisions contained in this Agreement.

     11.1.6.  Third-Party Underlying Works

     Notwithstanding anything to the contrary provided in this Agreement, including Section 11.1.1, the sole and exclusive owner of any third party's Underlying Works, and of all derivative works thereof that are created, invented, or conceived of by Contractor or by such third party (such derivatives collectively, with the third party's Underlying Works, the "Third-Party Works"), shall be the applicable third party; provided, however, that Contractor shall not implement or utilize any Third-Party Works in the provision of any Services unless Contractor shall have caused such third party to grant to Client a, royalty-free, fully paid-up, license to use, copy, modify, exploit, and sublicense the Third-Party Works in connection with the conduct of Client's business, except for Third-Party Works that do not contain functions or features that were designed primarily or specifically for Client's use or benefit and do not pertain primarily to Client's business, products, or systems, with respect to which Contractor shall only be required to have obtained for Client a non-exclusive, royalty-free, paid-up, license, assuming the third party makes such a license generally available (but in any event, a fully-paid up, royalty-free license that is sufficient for Contractor's provision, and Client's receipt and use, of the Services). In any event, Contractor shall cause such third parties to grant to Client a right to sublicense third-party service providers the right to use such Third-Party Works solely to provide services to Client. Client shall be responsible for ensuring that such third-party service providers comply with such sublicenses, including restrictions on use and the confidentiality provisions contained in this Agreement.

  11.2.  RIGHTS AND LICENSES

     Contractor shall obtain from third parties all rights and licenses required to perform the Services. Contractor's obligation in this regard shall commence upon Contractor having knowledge of the need for such right or license. With respect to all technology used and to be used by Contractor to perform the Services hereunder, whether proprietary to Contractor or to any other Person, Contractor hereby grants and agrees to grant to Client, or cause to be granted by the licensor thereof, as the case may be, without additional charge, such licenses and sublicenses as may be necessary in order for Client, and its authorized representatives, including third-party service providers of Client, to use, or receive the benefit of the use by Contractor of, such technology in connection with the Services or in connection with any other services that are related to, or come into contact with, the Services. In addition to the foregoing, Contractor shall obtain advance written consents from Contractor's licensors and lessors to the conveyance or assignment of all licenses and leases related to the Services to Client upon Disentanglement. If such advance consents cannot be obtained, Contractor shall promptly
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

notify Client's Contract Manager and Client shall have the option to enter into the applicable license or lease in its own name. Contractor further agrees that any licenses granted, or obtained, by Contractor under this Section 11.2, shall extend to any assignee of substantially all of the assets or business of Client.

  11.3.  CLIENT DATA

     Client shall permit Contractor and its Subcontractors to have access to the Client Data solely to the extent required to provide the Services as contemplated by this Agreement. Contractor may only access and process the Client Data in connection herewith or as directed by Client in writing and may not otherwise modify the Client Data, merge it with other data, commercially exploit it, or do any other thing that may in any manner adversely affect the integrity, security, or confidentiality of such data, other than as specified herein or as directed by Client in writing. Contractor understands and agrees that Client owns all right, title, and interest in the Client Data and in any modification, compilation, or derivative work therefrom (collectively, "Data and Modified Data"), and also owns all copyright, trademark, trade secrets, and other proprietary rights in the Data and Modified Data. Contractor agrees that all copyrightable aspects of such Data and Modified Data shall be considered "work made for hire" within the meaning of the Copyright Act of 1976, as amended. Contractor hereby assigns to Client exclusively all right, title, and interest in and to all copyright or other proprietary rights in and to the Data and Modified Data that it may have or obtain, without further consideration, free from any claim, lien for balance due, or rights of retention thereto on the part of Contractor. Contractor also acknowledges that the parties do not intend Contractor to be a joint author of the Data and Modified Data within the meaning of the Copyright Act of 1976, as amended, and that in no event shall Contractor be deemed a joint author of the Data and Modified Data.

  11.4.  INFRINGEMENT

     Each of the parties covenants to perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, trade secret, copyright, or other intellectual property right of any third party, or a violation of the other party's software license agreements or intellectual property rights disclosed to or known by such party.

  11.5.  COOPERATION

     If at any time either party brings, or investigates the possibility of bringing, any claim against any third party for infringement of any patent, trademark, copyright, or similar property right of such party, including misappropriation of trade secrets and misuse of confidential information, then the other party, upon the request and at the expense of the requesting party, shall cooperate with and assist such party in the investigation or pursuit of such claim, and provide such party with any information in its possession that may be of use to such party in the investigation or pursuit of such claim.

12. TERM

  12.1.  INITIAL TERM; RENEWALS

     The period during which Contractor shall be obligated to provide the Services under this Agreement shall commence on the Service Commencement Date and end on the fifth (5th) anniversary of the Service Commencement Date (the "Initial Term"). Contractor shall notify Client, on the fourth (4th) anniversary of the Service Commencement Date, (i) if Contractor desires to extend the Initial Term, and (ii) of the proposed pricing and other terms and conditions to govern the provision of Services during any such extension. At any time within the nine (9) months following such fourth (4th) anniversary, Client may notify Contractor if it desires to extend the Initial Term, which notice shall not be deemed an acceptance of Contractor's proposal unless it explicitly states that Client accepts such proposal. The parties shall then commence negotiations regarding the pricing and other terms and conditions applicable during any such extension. Notwithstanding the foregoing, Client may, in its sole discretion, extend the Initial Term or any extended Term for any number of successive renewal periods of one (1) year each, under the then-current pricing and other terms and conditions, by providing written notice delivered to Contractor at least ninety (90) days before the end of the then-current Term.

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  12.2.  EARLY TERMINATION

     12.2.1.  For Convenience

     Client shall have the right to terminate the Services, in whole or in part, for its convenience or to end the Term for its convenience effective at 11:59 p.m. on the intended date of termination (the "Termination Date") by delivering to Contractor a written notice of termination specifying the Termination Date (the "Termination Notice") at least one hundred eighty (180) days before said Termination Date. In the event Client terminates all of the Services and the Term solely for its convenience, and Contractor has performed substantially all of its obligations (including its Disentanglement obligations), Client shall pay to Contractor on or before the sixtieth (60th) day after such Termination Date an "Exit Fee" determined in accordance with Schedule 8.1A, plus: any amounts payable by Client to Contractor in connection with the termination, excluding Fees paid for Disentanglement efforts pursuant to Section 13.2 or payments by Client to Contractor for the purchase of resources upon Disentanglement.

     12.2.2.  Change in Control of Contractor

     In the event of a change in control of Contractor resulting from a single transaction or series of related transactions, Client shall have the right to end the Term by sending Contractor a Termination Notice at least ninety (90) days before the Termination Date specified in such Termination Notice, provided that Client shall have delivered such notice to Contractor not later than one hundred eighty (180) days following the effective date of such change in control. Solely for purposes of this Section 12.2.2 and Section 24.3, "control" shall mean the legal, beneficial, or equitable ownership, direct or indirect, of more than fifty percent (50%) of the aggregate of all voting or equity interests in Contractor; "change in control" shall mean any change in the legal, beneficial, or equitable ownership, direct or indirect, such that control of Contractor is no longer with the same entity or entities as on the Effective Date. In the event Client terminates the Term on the basis of a change in control of Contractor, and Contractor has performed substantially all of its obligations (including its Disentanglement obligations), Client shall pay to Contractor on or before the sixtieth (60th) day after the date of termination, an Exit Fee, except for this portion of the Exit Fee that relates to the termination of Client's relationship with Andersen Consulting, LLP, which portion shall be due and payable to Contractor no later than forty-five (45) days following such termination, determined in accordance with Schedule 8.1, plus any amounts payable by Client to Contractor in connection with the termination, excluding Fees paid for Disentanglement efforts pursuant to Section
13.2 or payments by Client to Contractor for the purchase of resources upon Disentanglement.

  12.3.  TERMINATION FOR DEFAULT

     Section 22 hereof notwithstanding, the Term may be ended: (i) by Client, by delivering a Termination Notice to Contractor, if Contractor commits a Default; or (ii) by Contractor, only as follows: in the event that Client has more than three (3) monthly invoices remaining unpaid, Contractor will send a notice of potential default ("PDN"). The PDN will identify the invoices which triggered the PDN and notify Client that if additional unpaid invoices exceed another three (3) months (six months of unpaid invoices in total), Services will cease as of the date specified in the PDN. Except for Contractor's right to terminate Services as provided above, Termination shall be effective at 11:59 p.m. on the Termination Date, subject to the provisions of Section 22.2 hereof; in the event of such a termination by either Client or Contractor, Contractor shall fully perform its Disentanglement obligations. Termination shall not constitute a party's exclusive remedy for a Default, and a party shall not be deemed to have waived any of its rights accruing hereunder prior to such Default. If a party ends the Term as a result of a claimed Default by the other party pursuant to the terms hereof, and the other party does not agree that a Default was committed, then the other party shall have the right to avail itself of all remedies available to it under the law. Client shall not be required to pay Contractor any Exit Fee or other termination fees (pursuant to Schedule 8.1 or otherwise) if Client terminates the Term for Contractor's Default, except for that portion of the Exit Fee that relates to the termination of Client's relationship with Andersen Consulting, LLP, which portion shall be due and payable to Contractor no later than forty-five (45) days following such termination for Default.

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  12.4.  TERMINATION FOR FORCE MAJEURE EVENT

     If a delay or interruption of performance by Contractor resulting from its experiencing a Force Majeure Event exceeds seven (7) days, then Client may terminate the Term, by delivering to Contractor a Termination Notice specifying the Termination Date; in the event of such a termination, Contractor shall fully perform its Disentanglement obligations hereunder. Client shall not be required to pay Contractor any Exit Fee or other termination fees (pursuant to Schedule
8.1 or otherwise) if Client terminates the Term on the basis of a Force Majeure Event except for that portion of the Exit Fee that relates to the termination of Client's relationship with Andersen Consulting, LLP, which portion shall be due and payable to Contractor no later than forty-five (45) days following such termination

  12.5.  EXTENSION OF TERMINATION DATE

     Except for termination by Contractor of this Agreement for Client Default, Client may, at its sole option and discretion, extend the effective date of any expiration or termination of the Term for up to four (4) successive periods of ninety (90) days each, upon at least thirty (30) days' notice to Contractor, or any lesser notice if Contractor has designated an effective date of any expiration or termination of the Term less than forty-five (45) days in advance of such notice.

  12.6.  EFFECT OF ENDING OF TERM

     The expiration or termination of the Term shall not constitute a termination of this Agreement, which shall continue in effect until all other duties and obligations of the parties (including Client's obligations under this Agreement to pay the applicable Fees for Services received) have been performed, discharged, or excused.

13. DISENTANGLEMENT

  13.1.  DISENTANGLEMENT PROCESS

     The Disentanglement process shall begin on the earlier of the following dates: (i) ninety (90) days prior to the end of any initial or extended term that Client has not elected to extend pursuant to Section 12.1; or (ii) the date a Termination Notice is delivered pursuant to Section 12. Subject to Section 12.5, Contractor's obligation to perform Services, and Client's obligation to pay for Services (other than for Services previously performed and not yet paid for in accordance with the terms hereof), shall expire: (A) at the end of the initial or extended term set forth in Section 12.1; or (B) on the applicable Termination Date specified pursuant to Section 12 (with the date on which Contractor's obligation to perform the applicable Services expires being referred to herein as the "Expiration Date"); Contractor and Client shall discuss in good faith a plan for determining the nature and extent of Contractor's Disentanglement obligations and for the transfer of Services in process, provided, however, that Contractor's obligations under this Agreement to provide all Disentanglement services reasonably requested by Client shall not be lessened in any respect.

  13.2.  GENERAL OBLIGATIONS

     Contractor shall take all actions necessary to accomplish, on the Expiration Date, a complete transition of responsibility for the Services being terminated from Contractor to Client, or to any replacement provider designated by Client, including the performance by Contractor of all of the obligations imposed upon it pursuant to this Section 13, with no material interruption of or adverse impact on the Services or any other services provided by third parties (collectively, a "Disentanglement"). Contractor shall use its best efforts to cooperate with Client and any new service provider and otherwise promptly take all steps required to assist Client in effecting a complete Disentanglement. Contractor shall provide all information regarding the Services or as otherwise needed for Disentanglement. Contractor shall provide for the prompt and orderly conclusion of all work, as Client may reasonably direct, including completion or partial completion of some projects, documentation of work in process, and other measures to ensure an orderly transition to Client or Client's designee. Contractor's obligation to perform the Disentanglement shall not cease until a Disentanglement satisfactory to Client, including the performance by Contractor of all asset transfers and other obligations of Contractor provided in this
Section 13, has been completed. For Disentanglement services to be provided after the Expiration Date,
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Contractor may charge Client its then current Fees for providing the Services.
In the event Client elects to terminate any Service(s) pursuant to the terms hereof, Contractor shall perform its Disentanglement obligations hereunder to the extent applicable to the Service or Services being terminated.

  13.3.  SPECIFIC OBLIGATIONS

     The Disentanglement shall include the performance of the following specific obligations:

     13.3.1.  Full Cooperation and Information

     Upon Disentanglement, the parties shall cooperate fully with one another to facilitate a smooth transition of Services from Contractor to Client or Client's designated replacement provider. Such cooperation shall include the provision (both before and after the cessation of Contractor's providing of all or any part of the Services) by Contractor to Client of sufficient information (including all information then being utilized by Contractor) to enable Client's personnel (or that of third parties) who are reasonably skilled in the provision of services similar to the Services, to fully assume and continue the provision of the Services.

     13.3.2.  Transfer of Leases, Licenses, and Contracts

     Contractor, at Client's expense, shall convey or assign to Client (or its designee) all leases, licenses, and other agreements, except facility and financing leases, that were purchased on behalf of Client, (or cause to be conveyed or assigned any of the same held by any Affiliate of Contractor) and are used by Contractor, Client, or any third party, in connection with the provision or receipt of the Services (the "Essential Agreements").

     13.3.3.  License to Proprietary Technology

     Contractor shall provide a fully-paid, perpetual, royalty-free, license to Client (or its designee), at no charge, to use, copy, and modify, all Contractor Underlying Works and Contractor Derivatives that would be needed in order to allow Client (or its designee) to continue to perform the Services as the same might exist at the time of Disentanglement. Contractor shall provide Client with a copy of all Contractor Underlying Works and all Contractor Derivatives in such media as requested by Client, together with object code, source code, and documentation. Contractor shall also offer to Client the right to receive maintenance (including all enhancements and upgrades) and support with respect to such Contractor Underlying Works and Contractor Derivatives for so long as Client requires it, at the best rates and terms Contractor is offering to other major customers for services of a similar nature and scope.

     13.3.4.  Delivery of Documentation

     Contractor shall deliver to Client or Client's designee, at Client's request, all documentation and data related to Client, including the Client Data, which was maintained by Contractor during the Term of this Agreement, except for documents and data that are legally privileged in the hands of Contractor, and Contractor shall destroy all copies thereof not turned over to Client, all at no charge to Client.

     13.3.5.  No Interruptions or Adverse Impacts

     Contractor shall cooperate with Client and all of Client's other service providers to ensure a smooth transition at the time of Disentanglement, with no interruption of Services, no material adverse impact on the provision of Services or Client's activities, no interruption of any services provided by third parties, and minimal impact on the provision of services provided by third parties.

  13.4.  PREPARATION FOR DISENTANGLEMENT

     13.4.1.  Up-to-Date Documentation

     Contractor shall provide to Client documentation and other information ("Documentation") for all software and hardware, maintained by Contractor, or updated or developed as part of an Initiative during the Term of this Agreement. Contractor shall also provide such Documentation for all applications developed as part of the
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Services, upgrades or replacement software or hardware concurrently with the installation thereof that is sufficient to enable Client, or another reasonably competent service provider, to assume the provision of the Services to Client. If the Documentation relates to Third-Party Works, Contractor shall provide Documentation that is of a type generally created in the industry for such software or hardware and allows a reasonably competent service provider to understand the use of such hardware or software. If the Documentation relates to proprietary Contractor software, Contractor shall provide the then-available Documentation. If such then-available Documentation is insufficient to allow persons who meet the standards required of Contractor Personnel in this Agreement to understand and operate such proprietary Contractor software, then Contractor shall create sufficient additional Documentation in a timely manner and provide it to Client at no charge.

     13.4.2.  Maintenance of Assets

     Contractor shall maintain all of its hardware, software, systems, networks, technologies, and other assets utilized in providing Services to Client (including leased and licensed assets) in good condition and in such locations and configurations as to be readily identifiable and transferable back to Client or its designees in accordance with the provisions of this Agreement; in addition, Contractor shall insure such assets in accordance with the requirements of Section 15.

14. DEFAULT

  14.1.  REMEDIES

     14.1.1.  Parties Remedies

     If a party commits a Default under this Agreement, the other party, subject to Section 22 hereof, shall be entitled to cause a termination of this Agreement as set forth in Section 12.3 and shall have all the remedies that may be available to it under law or in equity, none of which is exclusive and any or all of which may be pursued, except as otherwise provided in this Agreement, including the limitations and exclusions with reference to liability set forth in Section 14.1.2.

     14.1.2.  Limitation of Liability and Disclaimers

     Subject to the express provisions and limitations of this Section 14.1.2, the parties intend that each party shall be liable to the other party for all damages incurred as a result of the breaching party's failure to perform its obligations.

     THE AGGREGATE CUMULATIVE MONETARY LIABILITY OF CLIENT FOR ALL CLAIMS ARISING UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE FORM (e.g., CONTRACT, TORT, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO THE AMOUNT OF MONEY SHOWN TO BE OWED FOR SERVICES RENDERED AND UNPAID AND ANY AMOUNTS DUE UNDER SECTION 12.2. THE LIMITATIONS CONTAINED IN THIS AGREEMENT UPON THE TYPES AND AMOUNTS OF CLIENT'S LIABILITY SHALL NOT APPLY TO: (i) CLAIMS SUBJECT TO INDEMNIFICATION BY CLIENT (SECTION 21); (ii) CLAIMS WITH RESPECT TO A BREACH OF CONFIDENTIALITY (SECTION 18); AND (iii) LOSSES ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF CLIENT.

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BELOW, CONTRACTOR'S AGGREGATE CUMULATIVE MONETARY LIABILITY FOR ALL CLAIMS ARISING UNDER OR RELATING TO THIS AGREEMENT, NOTWITHSTANDING THE FORM (e.g., CONTRACT, TORT, OR OTHERWISE) IN WHICH ANY ACTION IS BROUGHT, SHALL BE LIMITED TO THE LESSER OF: (i) AN AMOUNT, CALCULATED AT THE TIME OF PRESENTATION OF ANY CLAIM, EQUAL TO THE AGGREGATE AMOUNT OF THE FEES PAYABLE BY CLIENT UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE OCCURRENCE OF THE EVENT GIVING RISE TO SUCH CLAIM; OR (ii) ACTUAL DAMAGES SUSTAINED BY THE CLIENT.

     NEITHER PARTY SHALL BE LIABLE FOR LOST PROFITS, LOST REVENUES, OR EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE

POSSIBILITY OF SUCH DAMAGES. THE REASONABLE COSTS THAT CLIENT IS REQUIRED TO EXPEND TO PROCURE SERVICES FROM AN ALTERNATIVE SOURCE AS A RESULT OF A DEFAULT BY CONTRACTOR, TO THE EXTENT IN EXCESS OF CONTRACTOR'S CHARGES UNDER THIS AGREEMENT, AND ANY AMOUNT OF MONEY UNPAID BY CLIENT TO CONTRACTOR FOR SERVICES RENDERED, SHALL BE CONSTRUED AS DIRECT DAMAGES AND NOT AS INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES. THE LIMITATIONS CONTAINED IN THIS AGREEMENT UPON THE TYPES AND AMOUNTS OF CONTRACTOR'S LIABILITY SHALL NOT APPLY TO: (i) CLAIMS SUBJECT TO INDEMNIFICATION BY CONTRACTOR (SECTION 21); (ii) CLAIMS WITH RESPECT TO A BREACH OF CONFIDENTIALITY (SECTION 18); (iii) LOSSES ARISING OUT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF CONTRACTOR; AND (iv) CLAIMS BASED UPON A BREACH OF SECTION 22.2 HEREOF OR UPON ANY REPUDIATION OF THIS AGREEMENT BY CONTRACTOR OR CONTRACTOR'S REFUSAL TO PERFORM ITS DUTIES AND OBLIGATIONS HEREUNDER.

  14.2.  FORCE MAJEURE EVENTS

     If a Force Majeure Event is the material contributing cause of a party's failure to perform any of its obligations hereunder, such obligations, after notification by such party to the other party, shall be deemed suspended to the extent such obligations are directly affected by such Force Majeure Event, until the Force Majeure Event has ended and a reasonable period of time for overcoming the effects thereof has passed; provided, however, that if a Force Majeure Event results in Contractor being unable to perform during any period any or all of the Services in accordance with the terms hereof, Client shall: (i) not be required to pay for any such Services that Contractor is unable to perform; (ii) be entitled, without the payment of the fees described in Section 12.2.1, to engage an alternate provider, on an interim basis, to perform the Services that Contractor is unable to perform as a result of the Force Majeure Event until such time as Contractor is able again to perform the Services in accordance with the terms hereof; and (iii) have the right to terminate this Agreement in accordance with the terms of Section 12.4. Both parties shall use their best efforts to minimize delays that occur due to a Force Majeure Event; provided, however, that this Section shall not be construed so as to require Contractor to provide disaster recovery services beyond those described in the Statement of Work as such Plan may be revised from time to time by agreement of the parties.

  14.3.  BREACH

     The parties acknowledge that the failure of a Default to constitute a basis for termination of this Agreement pursuant to Section 14.1.1 shall not preclude the aggrieved party from seeking other remedies available to it under law for such Default.

15. INSURANCE

  15.1.  GENERAL REQUIREMENTS

     Without limiting either parties' undertaking to defend, hold harmless, and indemnify the other party as provided in Section 21 hereof, Contractor shall purchase and maintain insurance to protect Contractor from claims of the type set forth below that arise out of or result from Contractor's operations, services, or performance under this Agreement and for which Contractor may be liable, whether such operations, services, or performance are provided by Contractor or by any of Contractor's agents, consultants, suppliers, or Subcontractors or by anyone directly employed by any of them, or by anyone for whose acts Contractor may be liable.

  15.2.  COVERAGES

     Contractor, at its own expense, shall at all times during the term of this Agreement maintain (a) workers compensation insurance in compliance with applicable state and federal laws; (b) employer's liability insurance with a limit of liability not less than $100,000; (c) commercial general liability insurance with a combined single limit of not less than $1,000,000 per occurrence and $3,000,000 annual aggregate covering bodily injury, property damage, personal injury and advertising liability including premises operations, completed operations

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

and blanket contractual liability; and (d) a fidelity (employee dishonesty) bond with a limit of liability not less than $100,000; Any loss due to the professional errors or omissions of AITE shall be covered by Contractor's self-insured program, subject to the limitation of liability provided herein.

16. INVOICES AND REPORTS

  16.1.  INVOICES

     16.1.1.  General

     Contractor shall furnish Client with a single monthly invoice by the tenth
(10th) day of each month, in arrears, for Services performed by Contractor in the preceding month. Each invoice shall include an itemized accounting of the Fees with respect to the preceding month, and be accompanied by information and data that support such Fees in accordance with Schedule 8.1. Each monthly invoice, and the supporting information and data relating thereto, shall be presented in the format indicated in Exhibit 16.1.1. Invoices are payable thirty
(30) days after receipt of a correct invoice. Client may, in good faith, dispute any invoice amount in accordance with the provisions of Section 8.8.

     16.1.2.  Initiatives

     Invoicing with respect to Initiatives shall be consistent with the requirements approved for each Initiative. Contractor shall identify all Initiative activity invoicing by Initiative and by Client account code (cost center), appropriation number, or other code as identified by Client in writing from time to time.

  16.2.  REPORTS

     Contractor shall furnish Client with reports in the form, with the frequency, and covering the information, described in Schedule 16.2 or in a notice delivered by Client to Contractor from time to time. On an annual basis, the parties shall discuss the requirements set forth in Schedule 16.2 and modify such requirements as they may mutually agree. Contractor shall furnish all reports to Client in an electronic form. Contractor shall promptly inform Client of any known and material deficiencies, omissions, or irregularities in Client's requirements or in Contractor's performance of the Services that may come to Contractor's Account Manager's attention.

17. RECORDKEEPING AND AUDIT RIGHTS

  17.1.  RECORDKEEPING

     Contractor shall maintain complete and accurate records of account with respect to this Agreement utilizing generally accepted accounting principles ("GAAP"), consistently applied and complying in all respects with all applicable laws. Such records of account shall be maintained by Contractor at a principal business office and Client, upon prior written notice, may examine and copy parts thereof to the extent necessary for Client to verify the accuracy of Contractor's invoices, at any reasonable time during normal business hours.

     Contractor shall retain for a period of four (4) years from the end of each calendar year during the Term, or such longer period as may be required by law, all records and information required to verify amounts invoiced under this Agreement for such calendar year. Client or Client's Auditors shall be granted access to the aforesaid records for the purpose of verifying the accuracy of Contractor's invoicing, during normal business hours upon reasonable notice to Contractor. All verifications shall be conducted during business hours, with reasonable advance notice and, notwithstanding anything to the contrary in this Agreement, shall not include access to proprietary or Confidential information except to the extent necessary to confirm the accuracy of Contractor's invoices.

  17.2.  OPERATIONAL AUDIT RIGHTS

     Client or Client's Auditors shall have the right, at any time, upon reasonable notice (except that no notice shall be required with respect to a security audit), to perform, in a reasonable manner, an operational audit with respect to Contractor's performance of the Services. For purposes of such audit, Contractor shall grant Client or

Client's Auditors full and complete access, during normal business hours and upon reasonable notice, to the relevant portion of Contractor's records, documents, data, or information, as they relate to this Agreement, or as they may be required in order for Client to ascertain any facts relative to Contractor's performance hereunder (other than cost information). Contractor shall provide Client or Client's Auditors such information and assistance as reasonably requested in order to perform such audits; provided, however, that the parties shall endeavor to arrange such assistance in such a way that it does not interfere with the performance of Contractor's duties and obligations hereunder.

18. CONFIDENTIALITY

  18.1.  PROTECTION OF CONFIDENTIAL INFORMATION

     Each of the parties shall:

     (a) maintain the confidentiality of the Confidential Information of the other party;

     (b) take steps to minimize the dissemination or copying of the Confidential Information of the other party except to the extent necessary to perform its obligations under this Agreement;

     (c) use the same care to prevent disclosure of the Confidential Information of the other party to third parties as it employs to avoid disclosure, publication, or dissemination of its own information of a similar nature, but in no event less than a reasonable standard of care;

     (d) use the Confidential Information of the other party solely for the purpose of performing its obligations under this Agreement;

     (e) not acquire any express or implied right or license under any patent, copyright, trade secret, or other right or assert any lien against Confidential Information of the other party;

     (f) promptly return, or provide a copy of, as the requesting party directs, Confidential Information upon the request of the other party (provided that Contractor may retain such Confidential Information as it requires in order to perform the Services for so long as it is required to perform such Services); and

     (g) use its best efforts to inform its employees, agents, and subcontractors who perform duties with respect to this Agreement about these restrictions.

     Each party may disclose Confidential Information of the other party to its employees, agents, and subcontractors who have: (i) a need to know such Confidential Information in order to perform their duties; and (ii) a legal duty to protect the Confidential Information. A party receiving Confidential Information of the other party assumes full responsibility for the acts or omissions of its subcontractors and employees with respect to such Confidential Information.

  18.2.  REQUIRED DISCLOSURE

     Either party may disclose Confidential Information to the extent disclosure is based on the good faith written opinion of such party's legal counsel that disclosure is required by law or by order of a court or governmental agency; provided, however, that the party that is the recipient of such Confidential Information shall use its best efforts to maintain the confidentiality of the Confidential Information by means of a protective order or other similar protection and shall give the owner of such Confidential Information prompt notice in order that it have every opportunity to intercede in such process to contest such disclosure and shall use its best efforts to cooperate with the owner of such Confidential Information to protect the confidentiality of such Confidential Information. The owner of such Confidential Information reserves the right to obtain a protective order or otherwise protect the confidentiality of such Confidential Information. Each party shall be responsible for its own costs with respect to the performance of its obligations under this Section
18.2. Either party may disclose the existence of this Agreement, and either party may disclose the terms of this Agreement to the extent required to enforce its terms or the rights of such party hereunder or thereunder.

  18.3.  NOTIFICATION

     In the event of any disclosure or loss of Confidential Information, the receiving party shall notify the disclosing party as soon as possible.

  18.4.  INJUNCTIVE RELIEF

     Each party acknowledges that any breach of any provision of this Section 18 by either party, or its personnel, agents, or subcontractors, may cause immediate and irreparable injury to the other party, and in the event of such breach, the injured party shall be entitled to injunctive relief, without bond or other security, and to any and all other remedies available at law or in equity.

  18.5.  RETURN OF CONFIDENTIAL INFORMATION

     Unless it is expressly authorized by this Agreement to retain the other party's Confidential Information, a party shall promptly return or destroy, at the other party's option, the other party's Confidential Information, including materials prepared in whole or in part based on such Confidential Information to the extent containing Confidential Information, and all copies thereof, at the other party's request, and an officer of such party shall certify to the other party that it no longer has in its possession or under its control any Confidential Information in any form whatsoever, or any copy thereof.

  18.6.  CONFIDENTIALITY OBLIGATIONS

     Contractor shall ensure that each of its employees, agents, or Subcontractors providing Services to Client hereunder are subject to a confidentiality provision within their respective employee manual or directives, under which such employees, agents, or Subcontractors shall protect Client's Confidential Information.

19. LEGAL COMPLIANCE

     Both Contractor and Client shall at all times perform their obligations hereunder in compliance in all material respects with all applicable foreign, domestic, state, and local laws and regulations, and in such a manner as not to cause the other to be in material violation of any applicable laws or regulations including any applicable requirements of any foreign, domestic, state, or local authority regulating health, safety, employment, the environment, exportation, or telecommunications. In addition, except for governmental approvals required to be obtained by Client, Contractor agrees to obtain and maintain, at its own expense, all approvals, permissions, permits, licenses, and other forms of documentation required by Contractor in order to comply with all existing foreign or domestic statutes, ordinances, regulations, or other laws, applicable to Contractor's performance of Services.

20. REPRESENTATIONS, WARRANTIES, AND COVENANTS

  20.1.  CONTRACTOR'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

     20.1.1.  Performance of the Services

     Contractor represents that it: (i) has had adequate opportunity to inspect all material components, workings, capabilities, procedures, and capacities of the networks, hardware, and software associated with the provision of the Services, and for full and complete analysis of Client's requirements in connection therewith (as specified in this Agreement); (ii) has received answers to all questions that it has presented to Client regarding the scope and substance of the Services; and (iii) is capable in all respects of providing Services in accordance with this Agreement. Contractor warrants that all Services shall be performed in a timely, professional, workman like manner and that no amendment to this Agreement, or additional cost or expense, shall be required by Client during the Term in order for Contractor to be able to perform the Services in accordance with the Service Levels.

     20.1.2.  Proprietary Rights Infringement

     Contractor covenants that at no time during the Term shall the use of any services, techniques, or products provided or used by Contractor (except for Client Software or third-party software that Client requires Contractor to use) infringe upon any third party's patent, trademark, copyright, or other intellectual-property right, nor make use of any misappropriated trade secrets.

     20.1.3.  Authorizations and Approvals

     Contractor represents and warrants that: (i) it is a Delaware corporation;
(ii) it is qualified and registered to transact business in all locations where the performance of its obligations hereunder would require such qualification;
(iii) it has all necessary rights, powers, and authority to enter into and perform this Agreement, (iv) the execution, delivery, and performance of this Agreement by Contractor have been duly authorized by all necessary corporate action; and (v) the execution and performance of this Agreement by Contractor shall not violate any domestic or foreign law, statute, or regulation and shall not breach any agreement, covenant, court order, judgment, or decree to which Contractor is a party or by which it is bound. Contractor represents and warrants that it has, and covenants that it shall maintain in effect, all governmental licenses and permits necessary for it to provide the Services contemplated by this Agreement. Contractor represents and warrants that Contractor owns or leases and covenants that it shall own or lease, or have a right to use, free and clear of all liens and encumbrances, other than lessors' interests or security interests of Contractor's lenders, appropriate right, title, or interest in and to the tangible property that Contractor intends to use or uses to provide the Services.

     20.1.4.  Information Furnished to Client

     The parties have provided, and may continue to provide to each other certain material information utilized in the development of the monthly base charges and additional volume charges payable under this Agreement that has not been independently verified by the recipient party. Each party believes that the information it provided is accurate and contains no material omissions. If any such information is false or misleading in any material respect, then the parties shall negotiate in good faith to agree upon adjustments to the provisions of this Agreement, as the parties deem mutually appropriate under the circumstances.

  20.2.  CLIENT'S REPRESENTATIONS, WARRANTIES, AND COVENANTS

     20.2.1.  Legal and Corporate Authority

     Client represents and warrants that it is a corporation duly formed and in good standing under the laws of New York and is qualified and registered to transact business in all locations where the performance of its obligations hereunder would require such qualification; that it has all necessary rights, powers, and authority to enter into and perform this Agreement; that the execution, delivery, and performance of this Agreement by Client have been duly authorized by all necessary corporate action; and that the execution and performance of this Agreement by Client shall not violate any law, statute, or regulation and shall not breach any agreement, covenant, court order, judgment, or decree to which Client is a party or by which it is bound.

     20.2.2.  Disclaimer

     Client does not make any representation or warranty, express or implied, with respect to the Services or any component thereof. All hardware, software, networks, and other IT-related assets made available or conveyed by Client to Contractor under this Agreement are made available or conveyed to Contractor "AS IS, WHERE IS" and there are no warranties of any kind with respect to the condition, capabilities, or other attributes of such items, except as otherwise expressly stated in this Agreement.

  20.3.  WARRANTY DISCLAIMER

     EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO EXPRESS WARRANTIES MADE BY EITHER PARTY. THERE ARE NO IMPLIED WARRANTIES OR CONDITIONS, INCLUD-

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

ING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.

21. INDEMNIFICATION

  21.1.  TECHNOLOGY

     21.1.1.  Indemnity by Contractor

     Contractor shall defend or, at its option, settle, and shall indemnify and hold the Client Indemnitees harmless from, and shall pay all final damages and costs awarded against any of them arising out of, any claim brought by any third party against any of them for actual or alleged infringement of any patent, trademark, copyright, or similar property right including misappropriation of trade secrets, based upon technology used by Contractor (and not owned or provided by Client) in providing the Services (collectively, "Infringement Claim"); and Contractor shall defend, indemnify, and hold the Client Indemnitees harmless from and against any and all liabilities, losses, costs, damages, and expenses, including reasonable attorneys' fees, associated with any such claim or action incurred by any of them in connection with any Infringement Claim that involves technology provided or developed by Contractor (and not owned or provided by Client). Contractor may, in its reasonable discretion, either procure a license to enable Client to continue to use such technology or develop or obtain a non-infringing substitute reasonably acceptable to Client. Contractor shall have no obligation with respect to any claim or action to the extent that it is based upon: (i) modification of a program or machine (not otherwise approved by Contractor) by Client, or any third-party contractor to Client, or any agent of Client; (ii) Client's combination, operation, or use with apparatus, data, or programs neither furnished nor approved by Contractor;
(iii) the use by Client of any software or other technology provided by any third party other than in accordance with relevant licenses whether or not such license agreements are provided to Contractor; or (iv) the use, in accordance with the applicable license agreement, of software owned by or licensed to Client by a party other than Contractor and supplied by Client to Contractor. Notwithstanding the foregoing, Contractor shall have no responsibility for bringing any Contract or License into compliance as of the Service Commencement Date, which was not in compliance as of such date.

     21.1.2.  Indemnity by Client

     Client shall defend or, at its option, settle and shall indemnify and hold Contractor Indemnitees harmless from, and shall pay all final damages and costs awarded against any of them arising out of, any claim brought by any third party against any of them for actual or alleged infringement of any patent, trademark, copyright, or similar property right including misappropriation of trade secrets, based upon the Client Software. Client may, in its reasonable discretion, either procure a license to enable Contractor to continue to use any such infringing technology or develop or obtain a non-infringing substitute. Client shall have no obligation with respect to any claim or action to the extent that it is based upon: (i) modification of a program or machine by Contractor, any third-party contractor to Contractor, or any agent of Contractor (other than modifications directed by Client with respect to which Contractor notified Client in writing of the infringement risk prior to commencing the modification); (ii) Contractor's combination, operation, or use with apparatus, data, or programs not furnished by Client; (iii) the use by Contractor of any software provided by any third party other than in accordance with relevant software licenses whether or not such licenses are provided to Client; or (iv) the use, in accordance with the applicable license agreement, of software owned by or licensed to Contractor by a party other than Client and supplied by Contractor to Client.

  21.2.  THIRD-PARTY MATTERS

     Each party shall defend, indemnify, and hold the other party's Indemnitees harmless from and against any and all liabilities, losses, costs, damages, and expenses, including attorneys' fees in the case of litigation or arbitration, related to claims by third parties based upon an alleged breach by the indemnifying party of any agreement with such third party.

  21.3.  CONTRACTOR AND CLIENT EMPLOYEES

     The parties shall indemnify, defend, and hold harmless the other party from and against any claim, and any and all loss, liability, damages, costs, and expenses, including attorneys' fees, sustained or incurred by such indemnified party, by any of the indemnifying party's employees (including Contractor Personnel) to the extent based upon or resulting from any act by the indemnifying party and/or its employees.

  21.4.  INJURY OR PROPERTY DAMAGE

     Without limiting Contractor's obligations with respect to insurance as provided in Section 15 hereof, Contractor shall indemnify, defend, and hold the Client Indemnitees harmless with respect to any third-party claim alleging bodily injury, including death, or damage to tangible personal or real property, to the extent that such injury or damage arises from physical acts or omissions that constitute negligence, willful misconduct, or violations of law by Contractor or its personnel, agents, or Subcontractors. Client shall indemnify, defend, and hold Contractor Indemnitees harmless with respect to any third-party claim alleging bodily injury, including death, or damage to tangible personal or real property, to the extent that such injury or damage arises from physical acts or omissions that constitute negligence, willful misconduct, or violations of law by Client or its personnel, agents, or subcontractors.

  21.5.  PROCEDURES

     If any legal action governed by this Section 21 is commenced against an Indemnitee, prompt written notice thereof shall be given to the indemnifying party; provided, however, that failure to give prompt notice shall not reduce the indemnifying party's obligations under this Section 21 except to the extent it is prejudiced thereby. After such notice, if the indemnifying party shall acknowledge in writing to such Indemnitee that the right of indemnification under this Agreement applies with respect to such claim, then the indemnifying party shall be entitled, if it so elects, in a written notice delivered to the Indemnitee no later than ten (10) days prior to the date on which a response to such claim is due, to take control of the defense and investigation of such claim and to employ and engage attorneys of its sole choice, and reasonably satisfactory to the indemnified party, to handle and defend same, at the indemnifying party's expense. The Indemnitee shall cooperate in all reasonable respects with the indemnifying party and its attorneys in the investigation, trial, and defense of such claim and any appeal arising therefrom; provided, however, that the Indemnitee may, at its own expense, participate, through its attorneys or otherwise, in such investigation, trial, and defense of such claim and any appeal arising therefrom. No settlement of a claim that involves a remedy other than the payment of money by the indemnifying party shall be entered into by the indemnifying party without the prior written consent of the Indemnitee, which consent may be given or withheld in the Indemnitee's sole discretion, to the extent that it concerns equitable remedies or the Indemnitee's Confidential Information or proprietary technology. After notice by the indemnifying party of its election to assume full control of the defense of any such claim, the Indemnitee shall not be liable to the indemnifying party for any legal expenses incurred thereafter by such indemnifying party in connection with the defense of that claim. If the indemnifying party does not assume full control over the defense of a claim subject to such defense as provided in this Section, the indemnifying party may participate in such defense, at its expense, and the Indemnitee shall have the right to defend and settle the claim in such manner as it may deem appropriate, at the expense of the indemnifying party.

22. DISPUTE RESOLUTION

  22.1.  DISPUTE

     If any dispute, other than a dispute involving a claim of breach under
Section 18 hereof, arises between the parties, and the disputed matter has not been resolved by the Management Committee within thirty (30) days after such dispute has been referred to it, or such longer period as agreed to in writing by the parties, and without regard to whether either party has contested whether these procedures, including the duty of good faith, have been followed, each party shall have the right to commence any legal proceeding as permitted by law. Neither party shall be obligated to this provision for breaches of Section 18 hereof or for any other breach as to which injunctive relief is sought.

  22.2.  NO TERMINATION OR SUSPENSION OF SERVICES

     Notwithstanding anything to the contrary contained herein, and even if any dispute arises between the parties and regardless of whether or not it requires at any time the use of the dispute resolution procedures described above, in no event nor for any reason shall Contractor interrupt the provision of Services to Client or any obligations related to Disentanglement, disable any hardware or software used to provide Services, or perform any other action that prevents, impedes, or reduces in any way the provision of Services or Client's ability to conduct its activities (other than minimal, routine interruptions necessary in order for Contractor to provide the Services), unless: (i) authority to do so is granted by Client or conferred by a court of competent jurisdiction; (ii) the Term has been terminated by Contractor pursuant to Section 12.3(ii) or (iii) the Term has expired or has been terminated pursuant to Section 12 (other than Section 12.3(ii)) and a Disentanglement has occurred in accordance with Section 13.

  22.3.  NO LIMITATION ON REMEDIES

     The procedures described in this Section 22 shall not be deemed to limit either party's rights under Sections 12 or 14.

23. USE OF AFFILIATES AND SUBCONTRACTORS

     Except for the day-to-day management and operation of Contractor's data center, Contractor shall not perform the Services through the use of Contractor-selected entities, including hardware and software vendors, without the prior written consent of Client, which consent may be withheld in Client's sole discretion, and the execution by any such entity of a Confidentiality Agreement in accordance with Section 18.6 hereof, and Contractor shall not be relieved of its obligations under this Agreement by use of any such entities, except that: (i) Contractor may subcontract for goods and services that are incidental to the performance of the Services and do not involve the anticipated expenditure under this Agreement of more than one hundred thousand dollars ($100,000) within any ninety (90) day period; (ii) Contractor may subcontract for goods and services with Subcontractors identified in Schedule 23 or in Initiative proposals (that are accepted by Client); and (iii) Contractor may subcontract for the goods and services governed by the Licenses or by the Assigned Contracts. Any consent of Client shall be given or withheld in writing in Contractor's reasonably requested timeframe, and shall, if withheld, contain the reasons for such withholding as well as suggested alternative Subcontractors. Contractor shall be responsible for supervising the activities and performance of each Subcontractor and shall be jointly and severally responsible with each Subcontractor for any act or failure to act of such Subcontractor. If Client determines in good faith and in a commercially reasonable manner that the performance or conduct of any Subcontractor is unsatisfactory, Client may notify Contractor of its determination in writing, indicating the reasons therefor, in which event Contractor shall promptly take all necessary actions to remedy promptly the performance or conduct of such contractor or to replace such contractor by another third party or by Contractor personnel.

24. MISCELLANEOUS

  24.1.  ENTIRE AGREEMENT

     This Agreement, including the Schedules and Exhibits hereto, constitutes the entire understanding and agreement between the parties with respect to the transactions contemplated herein and supersedes all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which are merged herein. No usage of trade, or other regular practice or method of dealing between the parties or others, may be used to modify, interpret, supplement, or alter in any manner the express terms of this Agreement.

  24.2.  CAPTIONS; SECTION NUMBERS

     Captions, Tables of Contents, Indices of Definitions, and Section, Schedule, and Exhibit titles are used herein for convenience only and may not be used in the construction or interpretation of this Agreement. Except as otherwise specifically identified in this Agreement, any reference herein to a particular Section, Schedule, or Exhibit (e.g., Schedule 3.3 (Certain Operational Services)) shall be deemed a reference to the Section hereof or the Schedule or Exhibit hereto that bears the same number. Any reference herein to a particular Section number (e.g., "Section 2"), shall be deemed a reference to all Sections of this Agreement that bear sub-numbers to the number of the referenced Section (e.g., Sections 2.1, 2.1.1, etc.).

  24.3.  ASSIGNMENT

     Except for subcontracting permitted under the terms of Sections 23 hereof and Contractor's data center, American International Group Data Center, Inc. ("AIGDC") or a purchaser of AIGDC, neither this Agreement, nor any interest herein, nor any of the rights and obligations of Contractor hereunder, may be directly or indirectly assigned, delegated, or otherwise disposed of by Contractor, in whole or in part, without the prior written consent of Client, which may not be unreasonably withheld. However, Client shall be entitled to assign, sell, or dispose of, this Agreement, its interest herein and its rights and obligations hereunder, to any Client Affiliate or successor of Client who receives the Services.

  24.4.  BENEFIT OF AGREEMENT

     Notwithstanding anything to the contrary, all rights and benefits granted hereunder to Client may be exercised and enjoyed by any Client Affiliate. Further, for purposes of calculating discounts (if any) available under this Agreement that are based on volume, quantity or other measurement factor, the total volume of all Client's Affiliates shall be counted to determine whether the applicable volume, quantity or other measurement factor has been achieved.

  24.5.  NOTICES TO A PARTY

     Except as expressly otherwise stated herein, all notices, requests, consents, approvals, or other communications provided for, or given under, this Agreement, shall be in writing, and shall be deemed to have been duly given to a party if delivered personally, or transmitted by facsimile to such party at its telecopier number set forth below (with the original sent by recognized overnight courier or first class mail to the party at its address set forth below), or sent by first class mail or overnight courier to such party at its address set forth below, or at such other telecopier number or address, as the case may be, as shall have been communicated in writing by such party to the other party in accordance with this Section. All notices shall be deemed given when received in the case of personal delivery or delivery by mail or overnight courier, or when sent in the case of transmission by facsimile with a confirmation, if confirmed by copy sent by overnight courier within one (1) day of sending the facsimile.

     Notices to Client shall be addressed as follows:

       United States Fire Insurance Company
       305 Madison Avenue
       Morristown, NJ 09760
       Attention: Nikolas Antonopoulos

     with a copy to the attention of Client's counsel addressed as follows:

       United States Fire Insurance Company
       305 Madison Avenue
       Morristown, NJ 09760
       Attention: Valerie Gasparik

     Notices to Contractor shall be addressed as follows:

       American International Technology Enterprises, Inc.
       Two Peachtree Hill Rd.
       Livingston, NJ 07039
       Attention: Raymond Roy
     with a copy to the attention of Contractor's counsel at:

       American International Group Data Center, Inc
       72 Wall Street
       New York, NY 10005
       Attention: Gina Okum, Associate General Counsel

     This Agreement may not be modified, amended, or in any way altered except by a written document duly executed by both of the parties hereto, provided that only the Client's Director of Information Technology may execute, modify or amend any Statement of Work on behalf of the Client. No waiver of any provision of this Agreement, nor of any rights or obligations of any party hereunder, shall be effective unless in writing and signed by the party waiving compliance, and such waiver shall be effective only in the specific instance, and for the specific purpose, stated in such writing. No waiver of breach of, or default under, any provision of this Agreement shall be deemed a waiver of any other provision, or of any subsequent breach or default of the same provision, of this Agreement.

  24.7.  RELATIONSHIP BETWEEN AND LEGAL STATUS OF PARTIES

     This Agreement shall not be construed to constitute either party as a representative, agent, employee, partner, or joint venturer of the other. Contractor shall be an independent contractor for the performance under this Agreement. Neither party shall have the authority to enter into any agreement, nor to assume any liability, on behalf of the other, nor to bind or commit the other in any manner, except as provided hereunder. Contractor's employees who provide services pursuant to this Agreement shall remain employees of Contractor, and Contractor shall have sole responsibility for such employees, including responsibility for payment of compensation to such personnel and for injury to them in the course of their employment. Contractor shall be responsible for all aspects of labor relations with such employees, including their hiring, supervision, evaluation, discipline, firing, wages, benefits, overtime, and job and shift assignments, and all other terms and conditions of their employment, and Client shall have no responsibility therefor. Contractor shall defend, indemnify, and hold harmless Client Indemnitees from and against any and all claims, liabilities, losses, costs, damages, and expenses, including attorneys' fees in the case of litigation or arbitration, based upon or related to a claim that Contractor's or its Subcontractors' employees are employees of Client. Client shall defend, indemnify, and hold harmless Contractor Indemnitees from and against any and all claims, liabilities, losses, costs, damages, and expenses, including attorney's fees in the case of litigation or arbitration, based upon or related to a claim that Client's or its subcontractors' employees are employees of Contractor.

  24.8.  SEVERABILITY

     If any provision of this Agreement is determined to be invalid or unenforceable, that provision shall be deemed stricken and the remainder of this Agreement shall continue in full force and effect insofar as it remains a workable instrument to accomplish the intent and purposes of the parties; the parties shall replace the severed provision with the provision that will come closest to reflecting the intention of the parties underlying the severed provision but that will be valid, legal, and enforceable.

  24.9.  COUNTERPARTS

     This Agreement may be executed in duplicate counterparts. Each such counterpart, if executed by both parties, shall be an original and all such counterparts together shall constitute but one and the same document. This Agreement shall not be deemed executed unless and until at least one counterpart bears the signature of each party's designated signatory.

  24.10.  GOVERNING LAW; VENUE

     This Agreement and the performance of the parties hereunder shall be governed and construed in accordance with the substantive laws of the State of New Jersey without regard to its conflicts of laws provisions. All actions or proceedings arising out of, or related to, this Agreement shall be brought only in an appropriate federal or state court in Newark, NJ and the parties hereby consent to the jurisdiction of such courts over themselves and the subject matter of such actions or proceedings.

  24.11.  NO THIRD-PARTY BENEFICIARIES

     Except as otherwise provided in Sections 24.3 and 24.4, this Agreement is an agreement between the parties, and confers no rights upon any of the parties' employees, agents, or contractors or upon any other Person.

  24.12.  EXPENSES

     Each party shall be responsible for, and shall pay, all expenses paid or incurred by it in connection with the planning, negotiation, and consummation of this Agreement.

  24.13.  SURVIVAL

     The provisions of Sections 8.2, 8.3, 8.5, 8.7, 8.8, 11, 13, 14, 15, 16.1,
17, 18, 20, 21, 22, and 24, and any other sections of this Agreement that by their nature may reasonably be presumed to have been intended to survive any termination or expiration of this Agreement, shall survive any termination or expiration of this Agreement.

  24.14.  ORDER OF PRECEDENCE

     In the event of conflict in substance or impact between Sections 1 through 24 of this Agreement and any Schedule, Attachment, or Exhibit, such Sections shall control.

  24.15.  INCLUSIVE REFERENCE

     As used herein, the term "including" shall be interpreted as meaning "including but not limited to."

  24.16.  FURTHER ASSURANCES

     Each party agrees to execute and deliver any and all additional documents and instruments, and take all other actions, that may be necessary to give effect to this Agreement and the transactions contemplated hereby.

  24.17.  NEITHER PARTY CONSIDERED DRAFTER

     Despite the possibility that one party may have prepared the initial draft of this Agreement or played the greater role in the physical preparation of subsequent drafts, the parties agree that neither of them shall be deemed the drafter of this Agreement and that, in construing this Agreement in case of any claim that any provision hereof may be ambiguous, no such provision shall be construed in favor of one party on the ground that such provision was drafted by the other.

     The parties have executed this Agreement as of the Effective Date set forth above.


UNITED STATES FIRE INSURANCE COMPANY           AMERICAN INTERNATIONAL TECHNOLOGY
                                               ENTERPRISES, INC.
By:       /s/ NIKOLAS ANTONOPOULOS
--------------------------------------------   By:       /s/ LAWRENCE W. ENGLISH
                                               --------------------------------------------
Name:   Nikolas Antonopoulos
--------------------------------------------   Name:   Lawrence W. English
                                               --------------------------------------------
Title:    President
--------------------------------------------   Title:    Chairman of the Board
                                               --------------------------------------------

By:       /s/ VALERIE GASPARIK
    ----------------------------------------
Name:   Valerie Gasparik
-------------------------------------
Title:    Secretary
---------------------------------------

                                 EXHIBIT 16.1.1

                                FORM OF INVOICE

                                  SCHEDULE 2.7

                               ASSIGNED CONTRACTS

         THERE ARE NO ASSIGNED CONTRACTS AT EXECUTION OF THE AGREEMENT.

                                END OF SCHEDULE

                                 SCHEDULE 2.18

                              CRITICAL MILESTONES

TASK                                                     START DATE       END DATE       OWNER
----                                                    ------------    -------------    -----
AITE Data Center Planning.............................  Thu 2/17/00     Mon 5/1/00       AITE
Provide LPAR Listing..................................  Fri 2/25/00     Wed 3/1/00       ACW
AC/W Execution-Datacenter (mainframe) separation......  Mon 5/1/00      Wed 11/1/00      ACW
AITE Receive Definitions & Parameters.................  Mon 6/26/00     Tue 8/15/00      AITE
T1 Connectivity Established AITE/C&F/IBM..............  Wed 7/5/00      Wed 7/5/00       C&F
AC/W CA7 Separation...................................  Fri 6/2/00      Tue 10/17/00     ACW
AITE Receive CA-7 Definitions & Parameters............  Thu 7/20/00     Thu 7/20/00      AITE
AITE Receive ACR Definitions & Parameters.............  Fri 8/25/00     Fri 8/25/00      AITE
"AC/W Source, Load, Copybooks matching and
  migration'..........................................  Mon 5/15/00     Mon 10/30/00     ACW
"AITE Receives copied source, loads and copybooks'....  Wed 7/5/00      Sun 8/27/00      ACW
"AC/W JCL, Procs, Sysin separation'...................  Mon 5/22/00     Fri 9/1/00       ACW
AITE receives job list................................  Fri 6/23/00     Fri 6/23/00      ACW
"AITE receives copies of JCL, library and CA7
  schedule."..........................................  Wed 7/5/00      Wed 7/5/00       ACW
AITE receives proc list...............................  Fri 7/21/00     Fri 7/21/00      ACW
AITE receives proc library copies.....................  Mon 7/24/00     Mon 7/24/00      ACW
AITE receives list & libraries for sysin members......  Mon 8/21/00     Mon 8/21/00      ACW
"AITE Receive DB2 & IMS Specifications, Definitions &
Parameters'...........................................  Sun 8/27/00     Sun 8/27/00      ACW
"APCDOC, Documentation transition'....................  Mon 5/15/00     Wed 10/25/00     ACW
AITE Build Environment................................  Thu 3/9/00      Thu 10/19/00     AITE
AITE Online Systems...................................  Thu 6/1/00      Thu 7/20/00      AITE
AC/W Execution VAX separation & lift..................  Mon 5/15/00     Tue 8/15/00      ACW
AC/W Completed VAX Separation.........................  Tue 8/15/00     Tue 8/15/00      ACW
AC/W Execution Business Application Separation(bas)...  Fri 4/28/00     Fri 11/3/00      ACW
Loss Financial Separation.............................  Mon 5/22/00     Mon 8/7/00       ACW
Annual Statement Separation...........................  Thu 6/1/00      Fri 11/3/00      ACW
DES Separation........................................  Mon 6/19/00     Fri 10/13/00     ACW
Comm Stat Plan Separation.............................  Tue 7/25/00     Fri 9/22/00      ACW
Comm Stat Plan Separation.............................  Fri 9/22/00     Fri 9/22/00      ACW
Misc. Bureau Separation...............................  Tue 5/23/00     Fri 6/23/00      ACW
Risk History Separation...............................  Wed 6/7/00      Wed 6/7/00       ACW
Xerox Close Separation................................  Thu 5/25/00     Mon 8/28/00      ACW
Common Functions Separation...........................  Thu 5/25/00     Tue 8/1/00       ACW
PMF Separation........................................  Mon 6/5/00      Mon 9/4/00       ACW
Municipal Tax Separation..............................  Thu 6/1/00      Fri 11/3/00      ACW
Premium Entry Separation..............................  Mon 5/22/00     Fri 9/1/00       ACW
Premium Tax Separation................................  Mon 5/1/00      Fri 9/15/00      ACW
Novation Separation...................................  Fri 4/28/00     Fri 4/28/00      ACW
RAMS Separation.......................................  Wed 6/7/00      Fri 9/1/00       ACW
Actuarial Separation..................................  Mon 6/19/00     Mon 10/2/00      ACW
AITE Component Application Transfers..................  Tue 5/23/00     Tue 9/12/00      AITE
Finance/Actuarial.....................................  Tue 5/23/00     Tue 9/12/00      AITE
Mainframe.............................................  Sat 8/26/00     Tue 9/12/00      AITE
Receive Deployed Asset & Documentation................  Sat 8/26/00     Sat 8/26/00      AITE
Client/Server.........................................  Tue 5/23/00     Fri 6/30/00      AITE
Receive source code...................................  Fri 6/30/00     Fri 6/30/00      AITE
Claims/Environmental Claims/Reinsurance...............  Tue 5/23/00     Tue 9/12/00      AITE
Mainframe.............................................  Tue 5/23/00     Tue 9/12/00      AITE

TASK                                                     START DATE       END DATE       OWNER
----                                                    ------------    -------------    -----
Receive Deployed Asset & Documentation................  Sat 8/26/00     Sat 8/26/00      AITE
Client/Server.........................................  Tue 5/23/00     Fri 6/30/00      AITE
Receive source code...................................  Fri 6/30/00     Fri 6/30/00      AITE
Underwriting..........................................  Tue 5/23/00     Tue 9/12/00      AITE
Mainframe.............................................  Sat 8/26/00     Tue 9/12/00      AITE
Receive Deployed Asset & Documentation................  Sat 8/26/00     Sat 8/26/00      AITE
Client/Server.........................................  Tue 5/23/00     Fri 6/30/00      AITE
Receive source code...................................  Fri 6/30/00     Fri 6/30/00      AITE
HR/Operations.........................................  Tue 5/23/00     Tue 9/12/00      AITE
Mainframe.............................................  Sat 8/26/00     Tue 9/12/00      AITE
Receive Deployed Asset & Documentation................  Sat 8/26/00     Sat 8/26/00      AITE
Client/Server.........................................  Tue 5/23/00     Fri 6/30/00      AITE
Receive source code...................................  Fri 6/30/00     Fri 6/30/00      AITE
AITE Receive DASD & LPAR copies.......................  Sun 6/18/00     Sun 10/29/00     AITE
AITE System & User Acceptance Testing.................  Tue 7/18/00     Sun 10/29/00     AITE
Data Center SIM-1.....................................  Wed 8/30/00     Tue 9/26/00      AITE
Data Center SIM- 2....................................  Wed 8/30/00     Tue 10/17/00     AITE
Data Center SIM 3.....................................  Wed 8/30/00     Tue 10/24/00     AITE

                                END OF SCHEDULE

                                 SCHEDULE 2.29

                                 KEY PERSONNEL

POSITION
--------
Project Manager
Senior Vice President
Account Executive
Director Distributed Support

                                END OF SCHEDULE

                                 SCHEDULE 2.30

                                    LICENSES

AITE will provide the following software:

OS/390........................................  IBM
JES2..........................................  IBM
CICS..........................................  IBM
DB2...........................................  IBM
DFSMS/DFHSM...................................  IBM
HIGH LEVEL ASSEMBLER..........................  IBM
COBOL FOR VM AND MVS..........................  IBM
VS COBOL II...................................  IBM
TCP/IP........................................  IBM
TSO/E.........................................  IBM
ACF/NCP.......................................  IBM
ACF/VTAM......................................  IBM
SDSF..........................................  IBM
ROPES.........................................  AXIOS
EASYTRIEVE PLUS...............................  COMPUTER ASSOCIATES
CA1...........................................  COMPUTER ASSOCIATES
CA7...........................................  COMPUTER ASSOCIATES
CA11..........................................  COMPUTER ASSOCIATES
TOP SECRET....................................  COMPUTER ASSOCIATES
TPX (REPLACES TUBES)..........................  COMPUTER ASSOCIATES
INTERTEST.....................................  COMPUTER ASSOCIATES
ABEND-AID.....................................  COMPUWARE
ABEND-AID CICS FX.............................  COMPUWARE
FILE-AID MVS..................................  COMPUWARE
DATA ACCELERATOR..............................  BMC SOFTWARE
CATALOG MANAGER...............................  BMC SOFTWARE
COPY PLUS.....................................  BMC SOFTWARE
REORG PLUS....................................  BMC SOFTWARE
ALTER.........................................  BMC SOFTWARE
DASD MANAGER..................................  BMC SOFTWARE
IMAGE COPY PLUS...............................  BMC SOFTWARE
JOURNAL MANAGER PLUS..........................  BMC SOFTWARE
RECOVERY PLUS.................................  BMC SOFTWARE
POINTER CHECKER PLUS..........................  BMC SOFTWARE
DATA PACKER IMS...............................  BMC SOFTWARE
LOADPLUS IMS..................................  BMC SOFTWARE
OPERTUNE FOR DB2..............................  BMC SOFTWARE
SECONDARY INDEX UTILITY.......................  BMC SOFTWARE
UNLOAD PLUS IMS...............................  BMC SOFTWARE
JOBSCAN.......................................  DIVERSIFIED

PKZIP.........................................  ASCENT
SHADOW DIRECT.................................  NEON SYSTEMS
SYNCSORT......................................  SYNCSORT
OMEGAMON MVS..................................  CANDLE
OMEGAMON CICS.................................  CANDLE
PDSFAST.......................................  SEA
PROSMS........................................  BOOLE AND BABBAGE
ACR...........................................  UNITECH
AFCS..........................................  NETEC
CONNECT DIRECT................................  STERLING COMMERCE
DOCUMERG......................................  DOCUCORP
DOCUTAG.......................................  DOCUCORP
CHECKFREE IRS.................................  CHECKFREE
HSC...........................................  STORAGE TEK
MXG...........................................  MERRILL
SAS BASE......................................  SAS INSTITUTE
SAS CBT.......................................  SAS INSTITUTE
VPS...........................................  LEVI RAY & SHOUP
GT ASSIST.....................................  GT SOFTWARE
EOS...........................................  RSD
TOSS..........................................  NBS SYSTEMS
(OR ALTERNATIVE AIG EMAIL SOLUTION)

                                END OF SCHEDULE

                                 SCHEDULE 2.15

                          CONTRACTOR'S ACCOUNT MANAGER

Michael F. Wright     Account Executive     973-533-3605

                                END OF SCHEDULE

                                 SCHEDULE 2.11

                                CLIENT SOFTWARE

A.  CLIENT APPLICATION SOFTWARE

USAGE   PLATFORM    PRODUCT    VENDOR     DESCRIPTION COMMENTS
-----   --------    -------    ------     --------------------
Appl    Desktop     UMB        Customer   Cues
Appl    Desktop     WCA        Customer   Claims Assist (CFI)
                                          Loss Actuarial (All except FCRM, Risk History,
Appl    Mainframe   ACT        Customer   Des)
Appl    Mainframe   AGE        Customer   Agency Automation
Appl    Mainframe   ALS        Customer   Automated Legal System
Appl    Mainframe   ANS        Customer   Annual Statement
Appl    Mainframe   BUD        Customer   Budget Collection
                                          Bureau (CSP, DesktopSP, MassAuto, II W.Comp.,
Appl    Mainframe   CBS        Customer   NCCI
Appl    Mainframe   CFA        Customer   Loss Financial
Appl    Mainframe   CIS        Customer   Common Functions
Appl    Mainframe   CML        Customer   Customer Info. System -- (Obsolete)
Appl    Mainframe   CMS        Customer   Client Management System
Appl    Mainframe   CPF        Customer   Consolidated Premium File
Appl    Mainframe   EAS        Customer   Expense Allocation
Appl    Mainframe   EUS        Customer   End User Support/Extr. Proc.
Appl    Mainframe   EXP        Customer   Expiration Control (includes Desktop AA)
Appl    Mainframe   FLS        Customer   File Search System
Appl    Mainframe   IIM        Customer   II MIS Systems
Appl    Mainframe   LOS        Customer   Loss Control
Appl    Mainframe   MDB        Customer   Management Database
Appl    Mainframe   MMP        Customer   CFI Medical Management Reporting System
Appl    Mainframe   MRS        Customer   Management Reporting System
Appl    Mainframe   MUN        Customer   Municipal Tax System
Appl    Mainframe   NTS        Customer   Novation Tracking System
Appl    Mainframe   NWC        Customer   National Workers Comp. NCCI
Appl    Mainframe   OEI        Customer   OE#1 Support (AIM, OEI, PTA< CSM)
Appl    Mainframe   OTS        Customer   Opportunity Tracking -- (Obsolete)
Appl    Mainframe   PAI        Customer   Premium Audit Inventory
Appl    Mainframe   PDB        Customer   Premium Database
Appl    Mainframe   PER        Customer   Producer Experience
                                          Policy Info Coding system incl Aggregate Lim
Appl    Mainframe   PIC        Customer   Interface
Appl    Mainframe   PMS        Customer   Premium Monitoring System
Appl    Mainframe   PPR        Customer   Probable & Potential Rpt
Appl    Mainframe   PRE        Customer   Premium Front End
Appl    Mainframe   PRI        Customer   Price Monitoring
Appl    Mainframe   QAP        Customer   CFI Quality Assurance (Runoff)
Appl    Mainframe   RAS        Customer   Reinsurance Accounting
Appl    Mainframe   REI        Customer   Reinsurance Management System
Appl    Mainframe   RMS        Customer   Risk Management
Appl    Mainframe   RRS        Customer   Retro Rating System
App     Mainframe   UST        Customer   Workers Comp Unit Stat
Appl    Mainframe   WAR        Customer   PASWAR
Appl    Mainframe   WCS/MSCS   Customer   Workers Compensation
Appl    Mainframe   XCS        Customer   Xerox Colose Support Systems
Appl    Midrange    ABR        Customer   Agency Bill -- VAX
Appl    Midrange    CAA        Customer   Cash & Accounts System

USAGE   PLATFORM    PRODUCT    VENDOR     DESCRIPTION COMMENTS
-----   --------    -------    ------     --------------------
Appl    Midrange    MDC        Customer   Mini-Data Collection
Appl    Multiple    APD        Customer   Automated Policy Delivery -- Mainframe/PC
Appl    Multiple    FIS        Customer   Fishnet/TRGJI/9LIS/COREFIN.Mainframe-P/C

                                END OF SCHEDULE

                                  SCHEDULE 4.3
                                TRANSITION PLAN

                                ATTACHED HERETO

                                END OF SCHEDULE

                                  SCHEDULE 4.5

                               STATEMENT OF WORK

1.0   SCOPE.

     The Processing Services Agreement involves the migration management of Client data center facilities currently processing in Alpheretta, Georgia to Contractor's facility in Livingston, New Jersey and the processing and support of those systems after migration. Migration is targeted for completion within eighty-eight (88) days of Agreement execution. In addition, Contractor will assume responsibility for Client's production system support (Part A) along with development and distributed system support (Part B). The functions included are defined below.

2.0   Contractor shall:

2.1   Ensure the following:

     2.1.1 The migration of the mainframe will not be performed until mutually agreed in writing between Contractor and Client.

     2.1.2 Use reasonable commercial efforts to migrate Client data center facilities and applications in the shortest time possible.

2.2 Provide an Account Executive to direct the migration/conversion project and to handle the Contractor/ Client relationship after the migration is complete.

2.3 Develop a detailed migration/conversion plan with support from appropriate Client staff. The migration plan shall be developed and shall be reviewed and approved by Client prior to implementation.

2.4 Provide a migration management team along with a transition project team in place upon execution of the Agreement until migration is complete.

2.5 Provide a migration/conversion team that includes representatives from various technical areas such as telecommunications, systems programming, DASD management, application programming, customer support, etc. to provide a successful migration of Client's processing to Contractor's data center.

2.6 Provide for the backup of all Client files, the transportation of these files to Contractor's data center, and the restoration of these files at Contractor's data center for both testing and production environments.

2.7 Assist Client in developing a test plan to thoroughly test all Client applications and expert assistance to monitor testing of Client's applications at Contractor's data center.

2.8 Provide for at least two full simulations of Client's applications in Contractor's environment before migration. As mutually agreed with Client, additional simulations will be conducted as required to meet the deliverable requirements.

2.9 Provide for final migration of Client's applications within a 48-hour window, and in a manner which avoids business disruptions.

2.10 Work with Client to configure an appropriate network connection from Client's business offices to Contractor's mainframe data center in Livingston, New Jersey. This will consist of communication links necessary to meet the Service Levels from Client's offices to the Contractor facility in Livingston.

2.11 Assume responsibility for all aspects of Client's processing following migration, including operations, storage management, technical support, system back-up and recovery, disaster recovery, file and record retention, data and system security, computer processing supplies and materials, activity reporting, and assistance center support.

2.12 Provide for the following specific resources and services as part of baseline subject to adjustment as outlined in Schedule 8.1:

     2.12.1 280 CPU hours of mainframe processing per month on Contractor's HDS Model 8624, or the equivalent hours on one of Contractor's alternative processors.

     2.12.2     Unlimited network connect time.

     2.12.3     500 Gigabytes of DASD per month.

     2.12.4     18,500 cartridge tapes stored (includes HSM tape requirement).

     2.12.5     All related I/O.

     2.12.6     File backups.

     2.12.7 24 hour/day, 7 day per week network, systems programming and operations support, except during regularly scheduled maintenance windows as agreed.

     2.12.8     Disaster Recovery.

     2.12.9     Twenty-four (24) hour Account Executive.

     2.12.10   Twenty-four (24) hour Assistance Center.

2.13 Provide 3rd party software products to Client at no extra cost under licensing arrangements with Contractor (see Schedule 2.19 -- Licenses) provided that software is under current maintenance agreement at Client's site with software vendor providing the product.

2.14 Communicate in writing operational procedures for functions such as production and test job requests, scheduling changes, operations batch processing support, systems programming support, change control and management to Client for acceptance.

2.15 Provide end-to-end network disaster recovery testing, for those network components that are owned and managed by Contractor.

2.16 Provide for disaster recovery service as agreed upon by parties and target to have Client's applications up and available within 24 hours of a disaster occurring at Contractor's facility. Disaster recovery procedures shall be documented and communicated by Contractor to Client for acceptance.

2.17 Meet the contracted performance service levels as stated in Schedule 4.12 -- Service Levels.

2.18 After migration, entertain the migration of other Fairfax entities to the Contractor data center.

PART A -- PRODUCTION SYSTEM SUPPORT

2.19 Use reasonable commercial efforts to assume responsibility for Client production system support within an eighty-eight (88-) day transition period. Contractor must receive reasonable commercial efforts from Client in order to ensure the transition period time frame.

2.20 Establish a Contractor team at Client's current vendor site to learn the various applications with the support of current personnel. The six- (6-) person team will be comprised of the following programming specialists:

     2.20.1     Team Leader

     2.20.2     Underwriting

     2.20.3     Claims

     2.20.4     Accounting

     2.20.5     Reinsurance

     2.20.6     Reporting

     During migration, Contractor shall work with Client to identify, fine tune and document project management processes including tools, procedures, etc. in order to meet Client's unique requirements. Once the migration of data is accomplished, a core team will continue to provide ongoing support from Livingston.

2.21 Determine who will be employed from the existing staff and further determine the required number of additional staff to be hired for continued support of the applications.

2.22 Meet with Client every six (6) months to determine if an adjustment in the number of staff necessary to support the work effort is required. Staffing levels will be adjusted upward or downward accordingly.

PART B -- DEVELOPMENT AND DISTRIBUTED SYSTEMS SUPPORT

2.23 Assume responsibility for Client development and distributed system support (enhancements) in a time frame to be mutually determined and agreed upon by Contractor and Client.

2.24 Work with Client to mutually agree on staff composition for all project work.

2.25 Define client server legacy requirements and the hardware necessary to support the applications. Legacy is defined as anything that is in production as of migration date (i.e., notes CIA, claims assist, rams, etc.).

PART C -- NEW DEVELOPMENT SUPPORT

2.26 Work with Client on new system initiatives. These strategic initiatives replace, in whole or in part, the current production system environment as defined in Part A.

2.27 Provide a team to support the new development efforts including members qualified in the following areas including but not limited to:

     2.27.1     Project Manager

     2.27.2     Software Architects (Framework, Integration, Database)

     2.27.3     Java Design

     2.27.4     Oracle

     2.27.5     Unix Specialist

     2.27.6     Interactive Architect

     2.27.7     SQA Engineer

     2.27.8     Software Engineer (Framework, Integration, Database)

     2.27.9     Software Developer (Framework, Integration, Database)

     2.27.10   VB Programmer

     2.27.11   Java Programmer

     2.27.12   Oracle Programmer

PART D -- DISTRIBUTED INFRASTRUCTURE NETWORK PROJECT

2.28 Provide the necessary resources to perform the support required as part of the distributed infrastructure network project.

2.29 Provide a dedicated core team of FTE staff to be located at the Client's Morristown, New Jersey location in support of distributed infrastructure network. The core team shall be comprised of the following members:

     2.29.1     One Team Leader

     2.29.2     One Back Office Systems Senior Engineer (Server/Network support)

     2.29.3     One Back Office Systems Engineer (Server/Network support)

     2.29.4     Two Back Office Systems Technicians (Server/Network support)

     2.29.5     One Client Systems Engineer (Support/Implementation)

     2.29.6     Two Client Systems Technicians (Support/Implementation)

     2.29.7     Three LAN Administrators (Level II) -- (Regional Offices)

     2.29.8     One Technical Writer

     2.29.9     One Problem/Change Coordinator/Administration

2.30 Make available on a time and material basis, the full complement of data center staff inherent in the Contractor environment to support Client outside the requirements of the dedicated core team. Staff shall include but are not limited to the following:

     2.30.1     Technical Project Manager

     2.30.2     Team Leader (Client Systems, Network, Server)

     2.30.3     Webmaster

     2.30.4     Senior Engineer (Client Systems, Back Office Systems)

     2.30.5     Project Manager

     2.30.6     Engineer (Client System, Back Office Systems)

     2.30.7 Systems Architect (Business Applications, Infrastructure, IT Internal Systems)

     2.30.8     MS SQL Server Database Administrator

     2.30.9     Technician (Client Systems, Back Office Systems)

     2.30.10   Technician (CA-Unicenter, Citrix)

     2.30.11   Problem/Change Lead

     2.30.12   Technical Writer

     2.30.13   Infomatica Developer and Administrator

     2.30.14   Infopump Developer and Administrator

     2.30.15   Lotus Developer and Administrator

     2.30.16   Problem/Change Coordinator/Administrator

     2.30.17   LAN Administrator (Level II)

2.31 Make available the services of the TNG-Unicenter, which will allow Client to leverage the Contractor data center network management, Enterprise Service Center and TCP/IP communications.

2.32 Place LAN administrators in the Client regional offices over a time schedule to be determined by Client.

2.33 Contractor shall perform the Services in accordance with the proposal for Distributed Infrastructure Services published May 25, 2000 and update letter dated June 23, 2000 copies of which are attached.

2.34 Potential future projects include the following that will be based on the fee schedule provided under Schedule 8.1.

     2.34.1 Provide services to transition the Client's current distributed systems management environment to CA-Unicenter.

     2.34.2 Provide services to assist Client with the rollout of Citrix processing.

3.0   Client shall:

3.1 Provide a project coordinator with knowledge of Client's applications to interface with Contractor's Project/Account Manager.

3.2 Provide in a timely manner information that Contractor requests that is required to carry out the tasks associated with the performance of the migration and the subsequent execution in a production environment of Client's business applications.

3.3 Make available members of Client's staff who possess the knowledge or expertise required to interact with Contractor's migration team in the exchange of information or execution of duties associated with the migration of Client's business application.

3.4 Jointly develop a plan to test all of Client's applications and to prioritize test activities.

3.5 Verify the results of Contractor's migration efforts as requested and to sign-off the migration when performed in accordance with the agreed project plan.

3.6 Make personnel available to test on-line and batch operations and to resolve issues as required.

3.7 Arrange for Contractor to have access to Client's personnel and home office for the development, implementation and migration of Client's facility.

3.8 Provide for Contractor to have access to information, personnel and the decision-making authority as mutually agreed in order for Contractor to carry out the migration.

3.9 Remit all Contractor invoices in accord with the terms and conditions of the Agreement.

3.10 Work with Contractor Account Executive in the escalation of any unresolved issues identified by Client related to the performance of this Agreement that require attention.

                                END OF SCHEDULE

                                 SCHEDULE 4.5A

                             DISASTER RECOVERY PLAN

     Contractor shall provide disaster recovery hotsite service and target to have Client's processing systems up and available within 24 hours of a disaster that impairs Contractor's facility in Livingston, New Jersey.

     Target first disaster recovery test for six (6) months after migration. Two tests of thirty-six (36) hours each are performed per annum. Contractor shall perform the disaster recovery test with Client participation.

     The disaster recovery procedures incorporating Client's processing requirements into Contractor's overall disaster recovery procedures will be documented and communicated to Client for review and acceptance.

     Contractor will maintain a rotation of five (5) sets of full-volume DASD backups taken weekly during an agreed upon adequate stand-alone window for the purpose of restoring the operating system and all of the associated online storage back to the weekend prior to the declaration of a disaster. The identification of application files not residing on primary DASD that require offsite storage or point in time recovery or offsite retention of more than 5 weeks is the responsibility of the Client. An automated process to facilitate the vaulting of such files as identified by Client and offsite storage of the files is available at an additional cost to be determined by Contractor based on specific requirements conveyed. The procedures to use any additional files vaulted at the Client's request must also be provided by the Client.

     Contractor will maintain a contract with SUNGARD for the support of this service. Contractor may at its option elect to contract with another provider of such services, provided that the essential commitments to Client for Hotsite service and restoration of Client's processing system be preserved for the full term of the Agreement and any renewal thereof.

     Client agrees to provide to Contractor all necessary information, including critical systems, employees, procedural changes, essential files, and related information that may have a bearing on Contractor's conduct of these services.

                                END OF SCHEDULE

                                  SCHEDULE 4.8

                               PROCEDURES MANUAL

     Contractor shall provide Client a Client Support Book that address the items outlined in the Table of Contents.

                               TABLE OF CONTENTS

PREFACE
CUSTOMER PROFILE
AIGDC CONTACT INFORMATION
  AIGDC Assistance Center
  Contractor Account Executive
  AIGDC Senior Management
  AIGDC Mailing Address
CLIENT CONTACT INFORMATION
  CLIENT Data Center Management
  CLIENT Application Development
  CLIENT Senior Management
  CLIENT Mailing Address:
SERVICE HOURS
  System Availability
  CICS Regions
     Hours of Operation
  DB2 Sub Systems
     Hours of Operation
  IDMS Regions
     Hours of Operation
1999 CLIENT HOLIDAYS
CHANGE PROCESSES
  Change Management Policy
     Scope
  Weekend Support Emergency System Requests
  CICS Changes
  System Software (MVS) Changes
     Minor system changes
     System software upgrades or new software installations
  Storage Management Changes
     Simple changes
     Dataset restores
     DASD requests
OPERATIONS
  AIG Data Center -- Livingston
  Request for IPL
  Request for Date Change
  Disaster Recovery
  Tape Requests
     Off-Site Tape Requests
     Online Tape Library Inquiry Procedure
     Tape Label Dumps
     Tape Vaulting

     Tape Retention
REGION START/STOP PROCEDURES
PRODUCTION
  Production Batch Services
  CLIENT Production Support
SYSTEM ACCESS
  Security Administration
  Sign-On Procedures
PROBLEM REPORTING
  Scope
  Hours of Service
  Assignment
  AIGDC Escalation Procedures
  Application Support Escalation
     General Ledger System
     Accounts Payable and Fixed Assets Systems
     HR Systems
     IHC System
     After Hours Support
APPENDIX 'A'
  Security Responsibilities
     AIG
     CLIENT


                                END OF SCHEDULE

                                 SCHEDULE 4.10

                                 SERVICE LEVELS

                               TABLE OF CONTENTS


Overview
Service Level Adjustments and Applicability
System Availability
Data Center Problem Resolution
Response Time
Help Desk
Production Batch Processing
Storage Management
Data Security
Disaster Recovery
Operations and Administration
Appendix 1 -- Priority Level Definitions

OVERVIEW

     Contractor will provide the operational environment and support services to Client for handling their information processing requirements. This agreement defines the levels of service to be provided by Contractor to Client. Included are the service objectives and Client responsibilities.

     Contractor commits to meeting this Service Level Agreement at current transaction levels. In order to meet increased demands the Client must give Contractor adequate notice so that Contractor can position the required resources to maintain or exceed this Service Level Agreement.

     Similarly, Client must give Contractor adequate notice of significant changes to the Client applications inventory e.g. new applications, major enhancements, discontinuance, significant test exercises and major parallel runs. These notices will allow Contractor to position resources to maintain or exceed the Service Level Agreement and in addition, position Contractor services to maintain the technology infrastructure at current or reduced cost levels.

SERVICE LEVEL ADJUSTMENTS AND APPLICABILITY

     Service levels shall not be enforceable until 90 days after Contractor assumes production services. At the end of the 90-day period, Contractor and Client will evaluate service levels and make changes as mutually agreed. Contractor and Client will evaluate the adequacy of service levels and mutually recommend modifications to service levels no less frequently than every 6 months.

SYSTEM AVAILABILITY

DESCRIPTION

     Availability means the ability of the operating environment components (hardware, operating software, network and support services) to respond to Client requests. Availability is measured from the time the trouble is reported to the time service is restored. Peak time availability is defined as the hours between 10:00 am and 12:00 pm and 2:00 pm to 4:00 pm. Any major planned outages will be discussed with the Client when the exception is being planned.

SERVICE LEVEL OBJECTIVES

     The chart below defines objectives for component availability over a one-month measurement period. All times quoted are EST. The weekend CPU unavailability window is for performing scheduled system maintenance. The quoted time is a standard estimate and may vary several hours each weekend depending on the duration of planned activities.

COMPONENT                              AVAILABILITY WINDOW                               AVAILABILITY TARGET
---------                              -------------------                               -------------------
CPU..................................  Sun., 9:00 -- Sat., 17:00                                99.5%
CICS Prod............................  Mon -- Fri., 07:00-23:00                                   99%
                                       Sat., 08:00-17:00
DB2..................................  24 hours except for system maintenance                     99%
TSO..................................  24 hours except for system maintenance                   99.5%
Network..............................  24 hours except for system maintenance                   99.5%

     The Contractor data center will provide system availability until 23:00. Production availability for various systems can vary depending on the time required to complete batch overnight jobs and processing volume in a given day. Client must determine the optimum availability window for Client's system. Contractor will prepare a maximum availability schedule for each system.

SERVICE LEVEL MONITORING

     Contractor will publish a monthly service assessment that includes the measured availability of all systems during the availability commitments, as well as peak time availability.

DATA CENTER PROBLEM RESOLUTION

DESCRIPTION

     Problems will be assigned a priority code at the time they are assigned an incident number. Guidelines used to establish severity are as follows:

    Priority 1 -- Major impact to environment/critical business function Priority 2 -- Impact to an isolated function/important but not business critical
    Priority 3 -- Minimal impact to customers or functions/equipment assistance

     See Appendix 1 for further descriptions of priority levels.

     On a quarterly basis, a review will be conducted to evaluate the propriety of priority assignments. Assignment guidelines will be adjusted as needed with input from the Client.

CLIENT RESPONSIBILITY

     It is the Client's responsibility to promptly report all troubles to the AIGDC Assistance Center at (973) 533 -- 3669 and receive an incidence number. The Client must verify with the service technician that the assigned severity code is accurate. The SLA shall only govern problems for which an AIGDC/Contractor problem ticket exists.

SERVICE LEVEL OBJECTIVES

     Service level objectives for problem resolution are as follows:

                                                                REPAIR OR
PROBLEM PRIORITY                                              RESPOND WITHIN    TARGET LEVEL
----------------                                              --------------    ------------
Priority 1 -- HIGH..........................................       1 hour           95%
Priority 2 -- MEDIUM........................................      4 hours           95%
Priority 3 -- LOW...........................................     48 hours           95%

SERVICE LEVEL MONITORING

     Contractor will publish a monthly assessment that includes the measured performance against problem resolution guidelines.

RESPONSE TIME

DESCRIPTION

     Online and Network response time is measured to assess the quality of service provided to Client. There are many components to response time, some of which are under the control of Contractor and some of which are not. This objective applies to those components of response time attributable to the operating environment, and not to those portions attributable to the application or LAN.

SERVICE LEVEL OBJECTIVES

     Full end-to-end response time (measured by length of time to process request and return data to user screen) average 3 seconds 99.5%.

SERVICE LEVEL MONITORING

     Contractor will publish a monthly service assessment that includes the measured response time against performance objectives.

HELP DESK

DESCRIPTION

     The Contractor help desk will be Client's first level point of contact when logging a problem. The incidence number and priority level will be verified with the application support representative.

SERVICE LEVEL OBJECTIVES

     The help desk support staff will provide coverage for Client's online, batch, client server application, deskside, and network support issues. Support levels will be based on the standards provided in problem priority level table in Appendix 1 -- Priority Level Definitions. The application support team will address each problem thoroughly and expediently. The application support analyst will contact the Client to advise that the issue is resolved and to obtain Client agreement. Specifically the following service levels will be provided:

CATEGORY                         CRITERIA                        SERVICE LEVEL
--------                         --------                        -------------
Availability                     All incoming calls              24 hours x 7 days x 365
                                                                 days/year
Call Answer Time                 All incoming calls answered     95%
                                 within 1 minute
                                 All incoming calls answered     99%
                                 within 3 minute
Call Hold Time                   Average call placed on hold     30 seconds
                                 duration
Call Back Response Time          Priority 1 -- within 15         99%
  (Elapsed time from initial     minutes
  problem trouble report to                                      99%
  call back acknowledging        Priority 2 -- within 1 hours
  problem and providing                                          99%
  estimated time for             Priority 3 -- within 2 hour
  technician response)
Call Abandon Rate                All incoming calls              3%
Resolution Time (non service     All incoming calls:
  dispatch calls which can be    30 minutes resolution           85%
  completed by help desk         2 hours resolution              95%
  personnel)                     24 hours resolution             99%
Follow up Confirmation Call      All Priority 1 incoming calls   99%
                                 -- Call back within 1 hour of
                                 trouble resolution

SERVICE LEVEL MONITORING

     Contractor will publish a monthly service assessment that includes the performance of these service level objectives including an analysis of resolutions by service category or application.

PRODUCTION BATCH PROCESSING

     Production is executed daily from 22:00 to 07:00. Batch production will be completed within this window 98% of the time.

                         NEW APPLICATION IMPLEMENTATION

                                                                                     SERVICE
VOLUME                                                          TURNAROUND TIME     OBJECTIVES
------                                                          ----------------    ----------
1-10 Jobs...................................................     5 business days       100%
11-20 Jobs..................................................    10 business days       100%
>20 Jobs....................................................    15 business days       100%

                      TEMPORARY/EMERGENCY SCHEDULE CHANGES

     Temporary or Emergency changes will be requested from Production Services in Livingston a minimum of 8 hours prior to the scheduled change. Emergency changes will require the approval by Contractor Project Manager and the Production Services Manager. The change setup shall be completed three hours prior to the job's execution but not later than 16:00 o'clock.

SERVICE LEVEL MONITORING

     Contractor will publish a monthly service assessment that includes the performance against these objectives including an analysis of emergency changes by application.

STORAGE MANAGEMENT

DESCRIPTION

     Contractor storage capacity on both disk and tape are managed for availability, capacity and performance. Client requirements for online storage capacity are subject to the following guidelines.

CLIENT RESPONSIBILITY

     Requests for DASD space or volumes must be submitted to Storage Management according to the following lead times in order to place the order and install the equipment by the requested date.

                                                                 MAXIMUM      DELIVERY TIME
VOLUMES                                                         GIGABYTES    (BUSINESS DAYS)
-------                                                         ---------    ---------------
Up to 8.....................................................      22.64           3 days
9 to 16.....................................................      45.28          21 days
>16.........................................................         --          60 days

---------------

NB -- currently, space calculations are based on 3390 geometry.

SERVICE LEVEL OBJECTIVES

     Storage management will satisfy Client requests for DASD by the requested date 99% of the time, provided the above noted lead times are adhered to.

SERVICE LEVEL MONITORING

     Contractor will publish a monthly service assessment that includes the measured performance against customer service guidelines.

DISASTER RECOVERY

DESCRIPTION

     Contractor will provide offsite facilities at SunGard in Philadelphia, Pennsylvania, to recover data processing capability in the event of the Livingston facility becoming disabled. Contractor will conduct periodic tests at SunGard to ensure the functionality of the Contractor system resources and procedures required to recover normal data processing activities.

CLIENT RESPONSIBILITY

     The Client agrees to participate in two Disaster recovery tests of the mainframe/client server systems environment and one for the network each year at a mutually convenient time with consideration being given to contractual obligations at the SunGard Disaster Recovery site in Philadelphia.

SERVICE LEVEL OBJECTIVES

     In the event of a disaster, Contractor will recover the production environment (Production and some model office resources) initially using the last available D/R backup data. Disaster Recovery data back up is performed weekly. The data for the week is current as of Saturday at 5:00 pm. The production environment will be fully recovered within 60 hours or 2 1/2 days* after a disaster has been declared. The full recovery of the Model Office and Test environments may or may not be feasible depending upon the hardware facilities available at SunGard.

SERVICE LEVEL MONITORING

     Written assessments of the performance of the operating environment and Client applications will be made available by Contractor following the completion of each recovery test.

OPERATIONS AND ADMINISTRATION

DESCRIPTION

     Contractor will provide service levels for certain other operations and administration functions as provided in this section.

SERVICE LEVEL OBJECTIVES

CATEGORY                                            CRITERIA                           SERVICE LEVEL
--------                                            --------                           -------------
Security creation of user-ids and access profile
  maintenance                                       All requests -- 4 hour                   90%
                                                    turnaround
                                                    All requests -- 24 hours                 99%
Production Job completion successfully as
  scheduled                                         All jobs                               99.5%

------------

* To be determined after restores are completed

APPENDIX 1 -- PRIORITY LEVEL DEFINITIONS

PRIORITY
LEVEL                             PRIORITY LEVEL DEFINITION      EXAMPLES OF IMPACT APPLICATION
--------                       -------------------------------   -------------------------------
Priority 1..................   A problem that impacts critical   Application(s) unavailable.
                               business for more than one        Critical application bug,
                               person. People are "down" and     server outage. Long network
                               prohibited from doing time        delays. Refresh failure,
                               critical work. VIP customer       critical reports, VIP calls.
                               call. Urgent dictates immediate
                               attention.
Priority 2..................   A problem that impacts the        Recurring application bugs,
                               business utility of one or more   unable to log on, unable to
                               persons. The work being           print, very slow response time.
                               impacted is important and
                               requires quick attention, but
                               is not business critical
Priority 3..................   A problem that negatively         Application bugs, file
                               impacts business utility and      restores, workstation errors,
                               the work process but is not       some report reprints.
                               prohibiting people from
                               accomplishing time critical
                               work. A request for network
                               assistance.

                                END OF SCHEDULE

                                  SCHEDULE 8.1

                                      FEES

1.0 The mainframe usage fee beginning with the first day after migration completion is $214,000 per month. Included in the mainframe usage amount are all mainframe processing services including migration.

     Contractor shall work with Client to determine level and billing detail required and provide accordingly. The invoice will be accompanied by a resource list by functional area.

     Contractor shall re-evaluate the base CPU hours after six (6) months and then every twelve (12) months thereafter and adjust the usage pricing accordingly as warranted.

     The fees are all-inclusive except as where noted below:

1.1   CPU and DASD

     1.1.1 Excess CPU:   $6.00 per CPU minute per month above the base resource level of 280 CPU hours.
     1.1.2 Excess DASD:  $50 per gig of DASD per month above the base resource level of 500 gigabytes of DASD.
     1.1.3 Credit CPU:   $3.00 per CPU minute per month below the base resource level of 280 CPU hours.
     1.1.4 Credit DASD:  $25 per gig of DASD per month below the base resource level of 500 gigabytes of DASD.

1.2 Network attachment of Client sites to Livingston will be passed through to Client at cost.

1.3 Additional software fees will be determined during the sixty- (60-) day transition period. Any software present in the Contractor data center for which present licensing arrangements permit non-AIG usage will be made available to Client at no extra cost.

1.4 Should a company controlled by, controlling or under common control with Client ("Affiliated Company") desire to obtain services from Contractor, such services shall be performed at the same or lesser rate as that provided to Client.

1.5 Should the provision of Services to an Affiliated Company result in the opportunity to provide such services at a decreased rate to Client and/or the Affiliated Company, such rates shall be negotiated in good faith between the parties.

1.6 All travel expenses are provided at cost with receipts provided. Contractor personnel shall adhere to the travel and expense policies governing Client employees.

1.7   Network, Technical Consulting and Management Services

    One Full Time Equivalent (FTE) shall be made available to Client for consulting support at a rate of $149,600 per annum. Non-routine technical consulting engagements will be charged at $120.00 per hour. Contractor reserves the right to adjust its per diem rate once per annum provided that the charge does not exceed 105% of the base rate in effect in the previous year. Non-routine usually represents commitment of Contractor resource for more than 5 consecutive business days.

1.8 Print capability may be provided on an optional basis at a nearby facility for delivery to CLIENT's location(s). Fees for print and associated handling are:

                  1.8.1      Printing (8 1/2" x
                     11")......................  $0.0235 per image
                  1.8.2      Finishing (including folding)
                  For #10 and 6x9 envelopes:
                     1st Page..................  $0.028 per package
                     Additional inserts........  $0.01
                  For 9x12 envelopes:
                     1-10 pages................  $0.20
                     Additional inserts........  $0.01
                  Special Handling/Hand
                     Processing................  $25.00/hr + $1.25 per package
                  1.8.3      Sorting
                  3 digit level                  $0.025 per package
                  3 digit presort postage for all mailpieces less than 1 ounce is $0.261 each and is passed through to the client separate from the quoted processing prices.
                  1.8.4      Componentry         Per Piece
                  Blank Stock 8 1/2 x 11 20#...  $0.010
                  Blank Stock w/perf 8 1/2 x 11
                     20#.......................  $0.015
                  #10 Envelope.................  $0.025
                  6" x 9" Envelope.............  $0.035
                  9" x 12" Envelope............  $0.095
                  #9 Return Envelope...........  $0.020
                  8 1/2" x 11" up to 2-color...  $0.012

     Print fees are passed through at cost.

PART A -- PRODUCTION SYSTEM SUPPORT

1.9 Production system support will be provided for an annual rate of $149,600 per person. Rates are subject to change on an annual basis not to exceed 4%. Rates are based on a reasonable "professional" day and overtime will not be charged.

     The base fee for Part A -- Production System Support is $143,000 per month.

PART B -- DEVELOPMENT AND DISTRIBUTED SYSTEM SUPPORT

1.10 Rates for the client server scope are based on a time and material basis as follows:

     1.10.1     Software Engineer..............  $ 87/hour
     1.10.2     Senior Software Engineer.......  $ 95/hour
     1.10.3     DBA/SQL Server.................  $105/hour
     1.10.4     Project Manager................  $120/hour
     1.10.5     Informatica/Infopump...........  $ 85/hour
     1.10.6     Notes Admin/Development........  $ 65/hour

     Rates are subject to change on an annual basis not to exceed 4%.

1.11 The cost for the housing and operation of two DEC/VAX configurations (VAX 4000/Model 660 for Production and VAX 4000/Model 300 for Development) necessary to support client server legacy requirements is $15,500 per month. Included in the monthly fees are the following:

     1.11.1     Asset swap of equipment
     1.11.2     Operations support
     1.11.3     Disaster Recovery

PART C -- NEW DEVELOPMENT SUPPORT

1.12 New development rates are based on the following time and material basis:

     1.12.1     Project Manager................  $175/hr
     1.12.2     Software Architects
                  Framework....................  $150/hr
                  Integration..................  $150/hr
                  Database.....................  $175/hr
     1.12.3     Java Design....................  $150/hr
     1.12.4     Oracle.........................  $150/hr
     1.12.5     Unix Specialist................  $130/hr
     1.12.6     Interactive Architect..........  $125/hr
     1.12.7     SQA Engineer...................  $115/hr
     1.12.8     Software Engineer
                  Framework....................  $120/hr
                  Integration..................  $130/hr
                  Database.....................  $120/hr
     1.12.9     Software Developer
                  Framework....................  $105/hr
                  Integration..................  $100/hr
                  Database.....................  $ 90/hr
     1.12.10   VB Programmer...................  $ 85/hr
     1.12.11   Java Programmer.................  $100/hr
     1.12.12   Oracle Programmer...............  $ 95/hr

     As rates outlined reflect skills based on industry standards, should Client adopt proprietary or esoteric technology that requires Contractor to provide advanced or unique skill sets, Contractor and Client will negotiate modified pricing

PART D -- DISTRIBUTED INFRASTRUCTURE NETWORK PROJECT

1.13 Contractor shall provide Client the dedicated core team for distributed infrastructure network services as outlined in Schedule 4.5 for an annual rate of $132,692 per person.

1.14 On an as needed basis, Contractor shall provide the following personnel at the hourly rates indicated, or if Client elects to make any of these positions a part of the core team, the FTE rate is also provided:

                                                                     HRLY      FTE
                                                                     ----    --------
                  1.14.1     Technical Project Manager...........    $140    $210,000
                  1.14.2     Team Leader (Client Systems,
                      Network, Server)...........................    $140    $210,000
                  1.14.3     Webmaster...........................    $140    $210,000
                  1.14.4     Senior Engineer (Client & Back
                      Office Systems)............................    $130    $195,000
                  1.14.5     Project Manager.....................    $120    $180,000
                  1.14.6     Engineer (Client System, Back Office
                      Systems)...................................    $120    $180,000
                  1.14.7     Systems Architect (Business
                             Applications, Infrastructure, IT
                             Internal Systems)...................    $120    $180,000
                  1.14.8     MS SQL Server Database
                      Administrator..............................    $105    $145,000
                  1.14.9     Technician (Client Systems, Back
                      Office Systems)............................    $ 80    $120,000
                  1.14.10   Technician (CA-Unicenter, Citrix)....    $ 80    $120,000
                  1.14.11   Problem/Change Lead..................    $ 80    $120,000
                  1.14.12   Technical Writer.....................    $ 80    $120,000
                  1.14.13   InFomatica Developer.................    $ 85    $127,500
                  1.14.14   InFomatica Administrator.............    $ 65    $ 92,000
                  1.14.15   Infopump Developer...................    $ 85    $127,500
                  1.14.16   Infopump Administrator...............    $ 65    $ 92,000
                  1.14.17   Lotus Developer......................    $ 85    $127,500
                  1.14.18   Lotus Administrator..................    $ 65    $ 92,000
                  1.14.19   Problem/Change
                      Coordinator/Administrator..................    $ 60    $ 90,000
                  1.14.20   LAN Administrator (Level II).........    $ 60    $ 90,000

     The rate quoted of $60 per hour for the LAN Administrator shall apply regardless of regional office location.

1.15 TNG-Unicenter tools are provided at no additional cost.

                                END OF SCHEDULE

                                 SCHEDULE 8.1A

                                   EXIT FEES

     Client may upon one hundred eighty (180) days prior written notice, terminate the mainframe usage portion of this Agreement at any time by paying Contractor a termination fee equal to the sum of 20% of the monthly usage processing fee in effect on the termination date multiplied by the number of remaining months of the Agreement.

     On or after the first anniversary of the Service Commencement Date, Client shall have the right to terminate Part A -- Production System Support by delivering to Contractor a written notice of termination at least one hundred eighty (180) days before said termination date and provided that all prior payments have been made by paying Contractor a termination fee equal to the amount reflected on the termination schedule as follows;

MONTH                                AMOUNT         MONTH                                AMOUNT
-----                               ---------       -----                               ---------
 1................................  4,213,342       23................................  2,391,128
 2................................  4,144,865       24................................  2,290,421
 3................................  4,075,178       25................................  2,187,933
 4................................  4,004,257       26................................  2,083,632
 5................................  3,932,083       27................................  1,977,486
 6................................  3,858,631       28................................  1,869,463
 7................................  3,783,881       29................................  1,759,529
 8................................  3,707,808       30................................  1,647,651
 9................................  3,630,390       31................................  1,533,794
10................................  3,551,603       32................................  1,417,923
11................................  3,471,422       33................................  1,300,002
12................................  3,389,823       34................................  1,179,996
13................................  3,306,780       35................................  1,057,867
14................................  3,222,269       36................................    933,578
15................................  3,136,263       37................................    807,091
16................................  3,048,735       38................................    678,366
17................................  2,959,660       39................................    547,365
18................................  2,869,009       40................................    414,046
19................................  2,776,754       41................................    278,370
20................................  2,682,868       42................................    143,000
21................................  2,587,321       43................................         --
22................................  2,490,085

     After the first year, Client may upon six (6) months written notice, terminate Part B -- Development and Distributed System Support and/or Part C -- New Development portion (s) of this Agreement at any time with no penalty.

                                END OF SCHEDULE

                                  SCHEDULE 8.5

                              PERFORMANCE CREDITS

PERFORMANCE CREDITS

     Performance credits are enforced after the initial 90 day service level adjustment period expires. Performance credits are applied if Contractor should fail to achieve a minimum level of service for certain services described in this section. Client acceptance of performance credits shall be the exclusive remedy for service failures under this agreement. Performance credits are will be credited to the next monthly invoice.

a. System Availability -- Should system availability fall below the designated monthly service levels stated in the System Availability section of this Schedule, Client shall be entitled to a performance credit of:

     1. First Month -- $5,000 + 1,000 for each additional .1%

     2. Second Month -- $7,000 + $1,500 for each additional .1%

     3. Third and Subsequent Months -- $10,000 + $2,000 for each additional .1%

b. End to End User Response Time -- Should end to end user response time fall below designated monthly service levels stated in the Data Center Problem Resolution section of this Schedule, Client shall be entitled to a performance credit of:

     1. First Month -- $5,000 + 1,000 for each additional .1%

     2. Second Month -- $7,000 + $1,500 for each additional .1%

     3. Third and Subsequent Months -- $10,000 + $2,000 for each additional .1%

c. In the event that on-line systems are not available at the defined start times, and the failure is determined to be host systems software or hardware and not Client application software, Client shall be entitled to a performance credit of $5,000 for each day the delayed availability occurs.

d. In the event batch processing is not completed within the defined batch window, and the failure is determined to be the host systems systems software or hardware and not Client application software, Client shall be entitled to a performance credit of $5,000 for each day the delayed availability occurs.

e. The cumulative maximum amount of performance credits incurred in any calendar month is $100,000.

                                   END OF SCHEDULE

                                    SCHEDULE 10.2

                                MANAGEMENT COMMITTEE

     CLIENT

     Nikolas Antonopoulos
     Dave McDonough
     Lynn Galek
     Janet Wulster
     Gary Teekah
     Business Operation (TBD)

     CONTRACTOR

     Ray Roy
     Michael Wright
     Graham Alexander
     June Capron
     Dave Gann

                                   END OF SCHEDULE

                                    SCHEDULE 16.2

                                       REPORTS

           TO BE COMPLETED WITHIN 90 DAYS OF THE COMMENCEMENT OF SERVICES

                                   END OF SCHEDULE

                                     SCHEDULE 23

                                   SUBCONTRACTORS

    MatlenSilver
    270 Davidson Avenue
    Somerset, New Jersey 08873

                                END OF SCHEDULE

                    INFORMATION TECHNOLOGY SERVICES AGREEMENT
                                 AMENDMENT NO. 1

                                     BETWEEN

                             AMERICAN INTERNATIONAL
                          TECHNOLOGY ENTERPRISES, INC.

                                       AND

                      UNITED STATES FIRE INSURANCE COMPANY

                               AMENDMENT #1 TO THE
                    INFORMATION TECHNOLOGY SERVICES AGREEMENT
                                     BETWEEN
                 UNITED STATES FIRE INSURANCE COMPANY ("CLIENT")
                                       AND
       AMERICAN INTERNATIONAL TECHNOLOGY ENTERPRISES, INC. ("CONTRACTOR")
                             DATED OCTOBER 12, 2000



This Amendment No. 1 effective as of December 11, 2000 by and between American International Technology Enterprises, Inc. and United States Fire Insurance Company is hereby made a part of and incorporated into the Information Technology Services Agreement ("Agreement") dated as of October 12, 2000 by and between United States Fire Insurance Company ("Client") and American International Technology enterprises, Inc. ("Contractor").

WHEREAS, Client desires Contractor to provide certain additional services; and

WHEREAS, Contractor agrees to provide Client such additional services;

NOW, THEREFORE, the parties hereto agree as follows:

1. "Schedule 4.5-- Statement of Work" is hereby amended by adding the following language to such Schedule:

      2.35 Provide a separate Test LPAR to allow Client to pre-test annual processing cycle

2. "Schedule 8.1-- Fees" is hereby amended by adding the following language to the end of such Schedule:

      1.16 Set up costs for the Test LPAR are $50,000. If base resource levels exceed 280 CPU hours per month, processing costs will be based on the Excess CPU schedule outlined under 1.1.1 of this Schedule.

Capitalized terms not defined in this Amendment shall have the meanings specified to such terms in the Agreement. Except to the extent specifically modified by the terms of this Amendment, the terms and conditions of the Agreement shall remain in effect. In the event that any provision of this Agreement or any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Agreement shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement.

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed by their authorized officers to be effective as of the date first mentioned above.



AMERICAN INTERNATIONAL                  UNITED STATES FIRE
TECHNOLOGY ENTERPRISES, INC.:           INSURANCE COMPANY:


/s/  JOHN STERM                         /s/ NIKOLAS ANTONOPOULOS
-----------------------------------     ------------------------------------
NAME                                    NAME


PRESIDENT                               PRESIDENT
-----------------------------------     ------------------------------------
TITLE                                   TITLE


/s/ JOHN STERM                          /s/ NIKOLAS ANTONOPOULOS
-----------------------------------     ------------------------------------
SIGNATURE                               SIGNATURE


December 15, 2000                       December 8, 2000
-----------------------------------     ------------------------------------
DATE                                    DATE


                                        /s/ VALERIE J. GASPARIK
                                        ------------------------------------



                                        Vice President and Secretary
                                        ------------------------------------



                                          /s/ VALERIE J. GASPARIK
                                        ------------------------------------